UNITED STATES
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14-A
(Rule 14a-101)
INFORMATION REQUIRED
IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant [_]

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[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-12

MACROVISION SOLUTIONS CORPORATION
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      ☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MACROVISION SOLUTIONS CORPORATION
2830 De La Cruz Boulevard
Santa Clara, California 95050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

__________________________________________

TO BE HELD ON JULY 15, 2009

To Our Stockholders:

The annual meeting of stockholders of Macrovision Solutions Corporation will be held at our corporate offices located at 2830 De La Cruz Boulevard, Santa Clara, California 95050 on Wednesday, July 15, 2009, beginning at 9:00 a.m., local time.  We are holding the meeting to act on the following matters:

    1.    Election of Directors. You will have the opportunity to elect seven members of the board of directors for a term of one year. The following seven persons are our nominees: Alfred J. Amoroso; Alan L. Earhart; Andrew K. Ludwick; Robert J. Majteles; James E. Meyer; James P. O’Shaughnessy and Ruthann Quindlen.

    2.    Amendment of Certificate of Incorporation.  You will be asked to approve the amendment of the Company’s certificate of incorporation to change the corporate name of the Company.

    3.    Appointment of Independent Registered Public Accounting Firm. You will be asked to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

    4.    Other Business.  Transact any other business that is properly raised at the meeting.

We cordially invite all stockholders to attend the annual meeting in person.  If you were a stockholder as of the close of business on May 18, 2009, you are entitled to vote at the annual meeting.  A list of stockholders eligible to vote at the annual meeting will be available for review during our regular business hours at our headquarters in Santa Clara for at least ten days prior to the meeting for any purpose related to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: May 29, 2009                                                          Alfred J. Amoroso, President & CEO
Santa Clara, California

YOUR VOTE IS IMPORTANT

We are using Securities and Exchange Commission rules that allow us to make our proxy statement and related materials available on the Internet. Accordingly, we are sending a “Notice of Internet Availability of Proxy Materials” to our stockholders of record instead of a paper proxy statement and financial statements. The rules provide us the opportunity to save money on the printing and mailing of our proxy materials and to reduce the impact of our annual meeting on the environment. We hope that you will view our annual meeting materials over the Internet if possible and convenient for you. Instructions on how to access the proxy materials over the Internet or to request a paper or email copy of our proxy materials may be found in the notice you received.

Whether or not you expect to attend the annual meeting, please make sure you vote so that your shares will be represented at the meeting.  Our stockholders can vote over the Internet or by telephone as specified in the accompanying voting instructions or by completing and returning a proxy card. This will ensure the presence of a quorum at the annual meeting and save the expense and extra work of additional solicitation.  Sending your proxy card will not prevent you from attending the meeting, revoking your proxy and voting your stock in person.

i

ii

MACROVISION SOLUTIONS CORPORATION
2830 De La Cruz Boulevard
Santa Clara, California 95050

PROXY STATEMENT

For the
Annual Meeting of Stockholders
To be held on July 15, 2009

__________________________________________

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The board of directors of Macrovision Solutions Corporation (sometimes referred to as the “Company” or “Macrovision”) is soliciting your proxy for our 2009 annual meeting of stockholders (the “annual meeting” or “meeting”). The annual meeting will be held at our corporate offices located at 2830 De La Cruz Boulevard, Santa Clara, California 95050 on Wednesday, July 15, 2009, beginning at 9:00 a.m., local time. Our telephone number is (408) 562-8400.  We are first distributing this proxy statement and voting instructions on or about May 29, 2009.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Instead of mailing paper proxy materials, we sent a “Notice of Internet Availability of Proxy Materials” to our stockholders of record. We refer to that notice as the “Notice of Availability.” The Notice of Availability provides instructions on how to view our proxy materials over the Internet, how to vote and how to request a paper or email copy of our proxy materials. This method of providing proxy materials is permitted under rules adopted by the Securities and Exchange Commission (“SEC”). We hope that following this procedure will allow us to save money on the printing and mailing of those materials and to reduce the impact that our annual meeting has on the environment.

We intend to mail the Notice of Availability on or about May 29, 2009 to all stockholders of record entitled to vote at the annual meeting.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the proposals described in this proxy statement. In addition, management will report on our performance and respond to questions from stockholders.

Who can vote at the annual meeting?

The board of directors set May 18, 2009 as the record date for the annual meeting. If you owned our common stock at the close of business on May 18, 2009, you may attend and vote at the annual meeting. You are entitled to one vote for each share of common stock that you held on the record date for all matters to be voted on at the annual meeting.  As of the record date, 101,153,196 shares of common stock, representing the same number of votes, were outstanding.

What is the quorum requirement for the annual meeting?

A majority of our outstanding shares as of the record date must be present in person or represented by proxy at the meeting in order to hold the annual meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the annual meeting if you are present in person at the meeting or if you have properly submitted a proxy by telephone, Internet or mail.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present in person or represented by proxy at the annual meeting.

How do I vote my shares without attending the annual meeting?

You can vote over the Internet or by telephone or by completing and returning a proxy card or, if you hold shares in a brokerage account in your broker’s name (in “street name”), a voting instruction form as supplied by your broker.  Voting instructions for Internet and telephone voting can be found in the Notice of Availability or in the materials sent to you.  The Internet and telephone voting facilities will close at 11:59 p.m. eastern time on July 14, 2009. If you are a participant in our 401(k) plan, your voting instructions must be received by 11:59 p.m. eastern time on July 12, 2009. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

How can I vote my shares in person at the annual meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to attend the meeting in person, please bring proof of identification to the meeting. If you hold your shares in street name, your broker will forward these proxy materials to you. If you hold your shares in street name, you have the right to direct your broker on how to vote the shares, but you may not vote these shares in person at the annual meeting unless you bring an account statement and a letter of authorization from the broker that holds your shares to the meeting.

How can I change my vote after I return my proxy?

You may revoke your proxy (including any Internet or telephone vote) and change your vote at any time before the final vote at the meeting. You may do this by submitting a new proxy at a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

What proposals are scheduled to be voted on at the annual meeting?

The following three proposals are scheduled for a vote at the annual meeting:

•	Proposal No. 1: the election of each of the named nominees for director;

•	Proposal No. 2: approval of the amendment of the Company’s certificate of incorporation to change the corporate name of the Company; and

•	Proposal No. 3: the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

Will there be any other matters considered at the annual meeting?

We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter.

What vote is required for each proposal?

Election of Directors.  You may vote “FOR” a nominee for our board of directors or you may “WITHHOLD AUTHORITY” to vote for a nominee.  The seven individuals receiving the highest number of “FOR” votes will be elected directors. You may give each candidate one vote for each share you held on the record date. You may not vote your shares cumulatively or for a greater number of persons than the number of nominees named in this proxy statement. A properly executed proxy that is marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will have no effect on the election of directors, although it will be counted for purposes of determining whether there is a quorum.

Approval of Amendment to Certificate of Incorporation.  You may vote “FOR,” “AGAINST” or “ABSTAIN” on the amendment of the Company’s certificate of incorporation to change the corporate name of the Company.  The affirmative vote of at least a majority of the outstanding shares of the Company’s common stock will be required for approval. Abstentions and broker non-votes will have the same effect as if you voted against the proposal.

Ratification of Independent Registered Public Accounting Firm.  You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of our selection of Ernst & Young LLP as our independent registered public accounting firm.  The affirmative vote of the majority of the shares present in person or represented by proxy at the meeting will be required for approval. Abstentions will have the same effect as if you voted against the proposal, and broker non-votes will not have any effect on the outcome of this proposal.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted as the Board of Directors recommends.  If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.

What are the recommendations of the board of directors?

Our board of director’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote FOR the election of each of the named nominees for director, FOR the approval of the amendment of the Company’s certificate of incorporation to change the corporate name of the Company and FOR ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

Where can I find the voting results?

The preliminary voting results will be announced at the annual meeting of stockholders. The final results will be published in our quarterly report on Form 10-Q for the third quarter of 2009.

PROPOSAL 1:  ELECTION OF DIRECTORS

Our board of directors currently consists of seven members, a majority of whom are “independent” under applicable rules of the SEC.  Our bylaws provide that our board of directors shall have not less than five members, with the exact number of directors to be fixed from time to time by the board of directors.

Our corporate governance and nominating committee has recommended the seven individuals listed below to stand for election at the annual meeting of stockholders this year and our board of directors has approved the nomination of these seven directors to stand for election.  Each director will be elected to serve until the next annual meeting of stockholders, or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal. Each nominee for director has consented to serve as such if elected by the stockholders. If any nominee should become unavailable or unable to serve as a director prior to the meeting, our board of directors may designate another nominee to fill the vacancy and proxies will be voted for that nominee.

There are no family relationships among our executive officers, directors and nominees for director.

Nominees for Director

You are being asked to vote on the seven director nominees listed below.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for these seven nominees.  All of our nominees for director are current members of our board of directors.  The names of the director nominees, their ages as of May 15, 2009 and other information about them are shown below.

Name of Director Nominee	Age	Director Since	Position
Alfred J. Amoroso	59	2005*	Director
Andrew K. Ludwick	63	2006*	Chairman of the Board; Independent Director
Alan L. Earhart	65	2008	Independent Director
Robert J. Majteles	44	2006*	Independent Director
James E. Meyer	54	1997**	Independent Director
James P. O’Shaughnessy	62	2004**	Independent Director
Ruthann Quindlen	55	2004**	Independent Director

_____________________________

*        Former director of Macrovision Corporation who became a member of Macrovision Solutions Corporation
          Board of Directors in May 2008.
**	Former director of Gemstar-TV Guide International, Inc. (“Gemstar”) who became a member of Macrovision Solutions Corporation Board of Directors in May 2008.

The “Director Since” column above denotes the year in which such member joined as a director of Macrovision Solutions Corporation or one of its subsidiaries, Macrovision Corporation or Gemstar.

Alfred J. Amoroso. Mr. Amoroso joined Macrovision Corporation as our President and Chief Executive Officer and member of the Board of Directors in July 2005. From September 2004 to June 2005, Mr. Amoroso served as an advisor to Warburg Pincus, an investment firm. From July 2002 to August 2004, Mr. Amoroso served as the President, Chief Executive Officer and Vice Chairman of META Group, an information technology research and advisory firm. From October 1999 until its merger with IBM in January 2002, Mr. Amoroso served as President, Chief Executive Officer and a director of CrossWorlds Software, Inc. From November, 1993 to October, 1999 Mr. Amoroso held various management positions at IBM, including as a member of the worldwide management committee.  Mr. Amoroso holds a B.S. in systems engineering and M.S. in operations research from Polytechnic Institute of Brooklyn.

Andrew K. Ludwick. Mr. Ludwick has served as our Chairman of the Board since May 2008. Mr. Ludwick has been a private investor since November 1997. Mr. Ludwick served as Chief Executive Officer of Bay Networks, a networking company, from September 1995 to October 1997. From July 1985 to September 1995, Mr. Ludwick was founder, President and Chief Executive Officer of SynOptics, an internetworking company. Mr. Ludwick holds a B.A. from Harvard College and an M.B.A. from Harvard Business School. Mr. Ludwick serves on the board of directors of Zebra Technologies Corporation, a provider of on-demand printing solutions.

Alan L. Earhart. Mr. Earhart retired as partner of PricewaterhouseCoopers LLP in 2001. From 1970 to 2001, Mr. Earhart held a variety of positions with Coopers & Lybrand and its successor entity, PricewaterhouseCoopers LLP, an accounting and consulting firm, including most recently as the Managing Partner for PricewaterhouseCoopers’ Silicon Valley office. Mr. Earhart holds a B.S. degree in accounting from the University of Oregon. Mr. Earhart serves on the board of directors of: Monolithic Power Systems, Inc., a semiconductor company; NetApp, a computer storage and data management company; and Brocade Communications Systems Inc., a data center networking solutions company.

Robert J. Majteles. Mr. Majteles has been the managing partner of Treehouse Capital LLC, an investment firm, since 2001. In addition, Mr. Majteles is a lecturer at both the graduate and undergraduate levels at U.C. Berkeley. Mr. Majteles holds a B.A. from Columbia University and a J.D. from Stanford University. Mr. Majteles serves on the boards of directors of Adept Technology, Inc., Comarco, Inc., Unify Corporation and U.S. Auto Parts Network, Inc.

James E. Meyer. Mr. Meyer has been at Sirius Satellite Radio as President of Operations and Sales since April 2004. From December 2001 until 2002, Mr. Meyer served as special advisor to the Chairman of Thomson Multimedia, Inc. (“Thomson”). From January 1997 until December 2001, Mr. Meyer served as the Senior Executive Vice President for Thomson as well as Chief Operating Officer for Thomson Consumer Electronics. Mr. Meyer holds a B.S. in economics and an MBA from St. Bonaventure University.

James P. O’Shaughnessy. Mr. O’Shaughnessy has conducted a consulting practice in the field of intangible asset management since 2004. From 1996 to 2004, Mr. O’Shaughnessy served as Vice President and Chief Intellectual Property Counsel at Rockwell Automation. Mr. O’Shaughnessy holds a B.S. in materials engineering from Rensselaer Polytechnic Institute and a J.D. from Georgetown University Law Center.

Ruthann Quindlen. Ms. Quindlen has been a general partner or managing member of Funds VI-VIII with Institutional Venture Partners (IVP), a Silicon Valley investment firm, since September 1993. At IVP, Ms. Quindlen works with her partners to evaluate ongoing investments in IVP portfolio companies. Ms. Quindlen holds a B.S. in Foreign Service from Georgetown University and an MBA from the Wharton School of the University of Pennsylvania.

Required Vote and Board Recommendation

The seven nominees for director receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL 2:   APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME

On May 4, 2009, our board of directors approved an amendment of the Company’s Certificate of Incorporation (the “Certificate”) to change the Company’s name from “Macrovision Solutions Corporation” to “Rovi Corporation.”  At the annual meeting, stockholders will be asked to approve the amendment of the Certificate to change the corporate name of the Company.

Our management and our board of directors believe that the corporate name change will better reflect our unified corporate identity.  Macrovision's strategy is to power the discovery and enjoyment of digital entertainment.  In executing this strategy, the Company made several acquisitions and divestitures from 2007 through the date of this proxy statement.  Many of these transactions involved established company or product brands that each carried some market awareness and an association with a specific capability or product.  We believe that none of these acquired brands, nor the Macrovision brand itself, represents the vision and strategy for what the Company has now become.  We believe the transformation of our business has been recognized by our customers, many of whom have encouraged us to change our name and branding to establish a new unified identity to the market.  In addition to not being associated with the new vision, based on our extensive consumer research, we believe that none of the brands currently owned by Macrovision carry a positive connotation in the market.

Accordingly, based on our consumer, customer and overall market research of many alternatives, we have selected Rovi Corporation as the new name of the company.  The name elicited positive connotations on a global basis and generally associated us with exploration and discovery (i.e., “roving”), both of which are broad, forward-looking concepts that are desired by our target markets.  Based on the feedback conducted as part of our research, we believe the marketplace will positively receive the new name and associated branding.

The change of our name to Rovi Corporation will not affect in any way the validity of currently outstanding stock certificates or the trading of our securities. Our stockholders will not be required to surrender or exchange any of our stock certificates that they currently hold.  Stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering the old certificates to our transfer agent.

If the stockholders approve the amendment to the Certificate, the Company intends to change its NASDAQ Global Select Market (“NASDAQ”) trading symbol to “ROVI.” If approved, we will amend our Certificate as provided above, which amendment will be effective upon the filing with the Secretary of State of the State of Delaware.

Required Vote and Board Recommendation

Approval of the amendment to the Certificate to change the Company’s name requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. You are being asked to ratify this selection.  In the event that the stockholders do not approve the selection of Ernst & Young LLP, our audit committee will reconsider the appointment of the independent registered public accounting firm.  Our audit committee has the authority to change our independent registered public accounting firm at any time, even if the stockholders ratify the selection of Ernst & Young LLP.

On June 5, 2008, the audit committee approved the decision to change the Company’s independent registered public accounting firm from KPMG LLP to Ernst & Young LLP, and the Company appointed Ernst & Young LLP as the Company’s independent registered public accounting firm, effective June 5, 2008.  KPMG LLP was the Company’s independent registered public accounting firm of record prior to the Company’s acquisition of Gemstar and Ernst & Young LLP was the independent registered public accounting firm of record for Gemstar prior to its acquisition by the Company.

The audit reports of KPMG LLP on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:  as discussed in Note 1 to the consolidated financial statements, effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes.  As discussed in Note 10 to the consolidated financial statements, effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment, applying the modified-prospective method.

The audit reports of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2007, and on management’s assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal controls over financial reporting as of December 31, 2006, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2007, and the subsequent interim period through June 5, 2008, there were no: 1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference in connection with their opinion to the subject matter of such disagreement; or 2) reportable events (as defined in Item 304(a)(l)(v) of Regulation S-K).

During the two fiscal years ended December 31, 2007 and through June 5, 2008, the Company has not consulted with Ernst & Young LLP regarding (i) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or the type of audit opinion Ernst & Young LLP might render on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a reportable event as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

    Ernst & Young LLP, who performed our audit services for fiscal year 2008, including an examination of the consolidated financial statements and services related to filings with the SEC, has served as our independent registered public accounting firm since June 5, 2008. Ernst & Young LLP performed all of its services in 2008 at customary rates and terms. We expect that one or more representatives of Ernst & Young LLP will be present at the meeting, will be able to make a statement, if they wish to do so, and will be able to respond to appropriate questions from the stockholders present at the meeting.

Principal Independent Registered Public Accounting Firm Fees and Services

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of Macrovision Solutions Corporation’s annual financial statements for 2008, and fees billed for other services rendered by Ernst & Young LLP during 2008. Ernst & Young LLP was selected as the Company’s principal accountant on June 5, 2008. KPMG LLP was the principal accountant for Macrovision Corporation in 2007 and Ernst & Young LLP was the principal accountant for Gemstar in 2007. KPMG LLP and Ernst & Young LLP’s fees were disclosed in each respective company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Type of Fees	Fees for Fiscal 2008

Audit Fees(1)	$ 2,110,000
Audit-Related Fees (2)	$ 253,000
Tax Fees (3)	$ 25,000
All Other Fees	—
Total Fees	$ 2,388,000
                    __________

(1)	Audit Fees consist of fees for: professional services rendered for the audit of our consolidated financial statements included in our annual report and the review of our interim financial statements included in our quarterly reports; statutory audits of our subsidiaries; services provided in connection with the audit of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002; and services that are normally provided by Ernst & Young LLP in connection with regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for services in connection with carve-out financial statements of the media properties and the audit of the Gemstar employee benefit plan.

(3)	Tax Fees consist of fees for tax compliance and tax advice.

    The audit committee must pre-approve all audit, review or attest services and, except as provided below, all non-audit services provided by our independent registered public accounting firm. However, for de minimus non-audit services, the audit committee may approve such services after the fact if the following conditions are met:

•	the aggregate amount of all such services provided constitutes no more than 5% of the total amount of fees paid by us to our accounting firm during the fiscal year in which the services are provided;

•	such services were not recognized by us at the time of engagement as being non-audit related services; and

•	such services are promptly brought to the attention of the audit committee and approved by the audit committee prior to completion of the audit.

    In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009, the audit committee has determined that all such services rendered by the independent registered public accounting firm are permissible under applicable laws and regulations, and during 2008 were pre-approved by the audit committee in accordance with the audit committee pre-approval policy that is attached as an exhibit to our audit committee charter.  A copy of our audit committee charter and the pre-approval policy is on file with the SEC and is available on our website at www.macrovision.com.

The audit committee has determined the services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

Required Vote and Board Recommendation

Stockholder ratification of our selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Independence of Directors

As required by the NASDAQ listing standards, a majority of the members of our board must qualify as “independent,” as affirmatively determined by our board. Our board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ.

Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, and the Company, our executive officers and our independent registered public accounting firm, the board has affirmatively determined that a majority of our board is comprised of independent directors. Our independent directors are:  Alan L. Earhart; Andrew K. Ludwick; Robert J. Majteles; James E. Meyer; James P. O’Shaughnessy and Ruthann Quindlen.

Meetings of the Board and Committees

Board of Directors

    Our board of directors held seven meetings in 2008 and acted by unanimous written consent nine times. Except for Mr. Meyer, each director attended at least 75% of (i) the meetings of our board of directors that were held during the time he or she was a director in 2008 and (ii) the meetings of the committees of our board of directors that were held during the time he or she was a member of such committee during 2008. As part of each regularly scheduled board meeting, the independent members of our board of directors hold a separate meeting that employee and affiliated directors and other members of management do not attend. Our board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee.

    Although we do not have a formal policy regarding attendance by members of the board of directors at the annual meeting, we encourage directors to attend.

Audit Committee

    The members of the audit committee are Alan Earhart, Robert J. Majteles, James Meyer and Ruthann Quindlen, each of whom meets the independence and other requirements to serve on our audit committee under SEC rules and the listing standards of NASDAQ. Mr. Earhart is the chair of the audit committee. Our board of directors has determined that Mr. Earhart is an “audit committee financial expert” as defined by the rules of the SEC and also meets NASDAQ’s professional experience requirements. The audit committee met five times and acted by unanimous written consent two times in 2008.

Our board of directors has adopted a charter governing the duties and responsibilities of the audit committee. A copy of the audit committee charter is available on our website at www.macrovision.com. The principal function of the audit committee is to assist our board of directors in its oversight responsibilities relating to our financial accounting, reporting and controls. The audit committee monitors and evaluates periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our financial and senior management and our independent registered public accounting firm; is responsible for the appointment, compensation and monitoring of the work of our independent registered public accounting firm; reviews and evaluates the qualifications, independence and performance of our independent registered public accounting firm; monitors our compliance with legal and regulatory requirements; monitors the performance of our internal audit function; and facilitates communication among our independent registered public accounting firm, our financial and senior management and our board of directors.

    Compensation Committee

    The members of the compensation committee are Robert J. Majteles, James O’Shaughnessy and Ruthann Quindlen, each of whom meets the independence and other requirements to serve on our compensation committee under SEC rules and the listing standards of NASDAQ. Mr. O’Shaughnessy is the chair of the compensation committee. The compensation committee met six times in 2008 and acted by unanimous written consent two times in 2008.

Our board of directors has adopted a charter governing the duties and responsibilities of the compensation committee. Our compensation committee charter is available on our website at www.macrovision.com. The principal functions of the compensation committee are to review and approve our incentive compensation programs for all executive-level direct reports of the chief executive officer and review and recommend the annual compensation for the chief executive officer to the board of directors for approval. The compensation committee reviews and approves all compensation (including the adjustment of base salary each year) and all bonus and other incentive compensation programs for our executive-level officers (other than our chief executive officer), and authorizes all awards to our executive-level officers under those programs. The compensation committee also approves any employment severance or termination arrangement with any executive-level officer (other than our chief executive officer). All decisions regarding the compensation of our chief executive officer are reviewed by the compensation committee, which then recommends such compensation to the full board of directors for approval. The chief executive officer abstains from voting on approval of his own compensation and such approval is made by the remaining members of the board of directors, all of whom are “independent” under applicable rules of the SEC.

The compensation committee meets with our chief executive officer and executive vice president of human resources at the beginning of each fiscal year to discuss the incentive compensation programs to be effective for that fiscal year. The agenda for each compensation committee meeting is determined by the chairman of our compensation committee with the assistance of our chief executive officer, general counsel and executive vice president of human resources. The compensation committee may delegate to subcommittees any power and authority of the compensation committee, and such subcommittees have the sole authority to assist the compensation committee in carrying out its responsibilities, including the sole authority to approve any consultant fees.

    Corporate Governance and Nominating Committee

    The members of the corporate governance and nominating committee are Andrew K. Ludwick and Robert J. Majteles, each of whom meets the independence and other requirements to serve on our corporate governance and nominating committee under SEC rules and the listing standards of NASDAQ. Mr. Ludwick is the chair of the corporate governance and nominating committee. The corporate governance and nominating committee met three times in 2008.

    Our board of directors has adopted a charter governing the duties and responsibilities of the corporate governance and nominating committee. Our corporate governance and nominating committee charter is available on our website at www.macrovision.com. The principal functions of the corporate governance and nominating committee are to advise and make recommendations to our board of directors on matters concerning corporate governance, review potential or actual conflicts of interest involving members of our board of directors, help identify, evaluate and recruit candidates to fill vacancies on our board of directors, identify the nominees for election to our board of directors at the annual meeting of stockholders and oversee the evaluation of members of our board of directors.

Compensation Committee Interlocks and Insider Participation

    James P. O’Shaughnessy, Robert J. Majteles and Ruthann Quindlen served as members of our compensation committee since May 2008. None of the members of the compensation committee during 2008 had any interlocking relationship as defined by the SEC.

Corporate Governance Materials

    Code of Conduct.  In February 2004, we adopted our Code of Personal and Business Conduct and Ethics (the “Code of Conduct”) as required by applicable securities laws, rules of the SEC and the listing standards of NASDAQ. The Code of Conduct applies to all of our directors and employees, including the principal executive officer, principal financial officer and principal accounting officer. A copy of such code of conduct and ethics was filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003 and is available on our website at www.macrovision.com. If we make any substantive amendments to the code of conduct and ethics or grant any waiver, including an implicit waiver, from a provision of the code of conduct and ethics to our principal executive officer, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website at www.macrovision.com or in a current report on Form 8-K that will be publicly filed.

    Corporate Governance Guidelines and Committee Charters.  In February 2009, we updated our Corporate Governance Guidelines, which are designed to assist the Board in following corporate practices that serve the best interest of the company and its stockholders. Our Corporate Governance Guidelines and the charters of each of our audit committee, compensation committee and corporate governance and nominating committee are available at our website at www.macrovision.com.

Director Nomination Process

    Director Qualifications

    The corporate governance and nominating committee reviews, evaluates and proposes prospective candidates for our board of directors. Each member of our board of directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrated honesty and integrity consistent with our values. In evaluating director nominees, the corporate governance and nominating committee considers a variety of factors, including the appropriate size of the board of directors, our needs with respect to the particular talents and experience of the directors, the nominee’s experience and understanding of our business and industry, familiarity with national and international business matters, strategic thinking and willingness to share ideas, network of contacts, experience with accounting rules and practices, and diversity of professional expertise and experience beneficial to the achievement of our strategic goals. The corporate governance and nominating committee may also consider such other factors as it may deem are in the best interests of our company and our stockholders. The corporate governance and nominating committee understands that it is necessary for at least one, and preferably for several, members of the board to meet the criteria for an “audit committee financial expert” as defined by SEC rules and for a majority of the members of the board to meet the definition of “independent director” under the listing standards of NASDAQ.

    Identifying Nominees

    The corporate governance and nominating committee identifies nominees by first identifying the desired skills and experience of a new nominee based on the qualifications discussed above. The corporate governance and nominating committee may identify potential nominees based upon suggestions by non-employee members of the board, senior level executives, individuals personally known to the members of the board, third-party search firms and/or stockholders, and evaluate those persons on its own. The corporate governance and nominating committee does not evaluate proposed nominees differently depending upon who has made the proposal. In 2008, we did not pay any fees or expenses to any third party to assist in this process.

    Stockholder Nominations

    In identifying nominees for our board of directors, the corporate governance and nominating committee will consider any stockholder recommendations for candidates to serve on the board. If a stockholder wishes to nominate a candidate to serve on our board, the stockholder should follow the procedures as set forth in our bylaws. Any notice of director nomination must meet all the requirements contained in our bylaws and include other information required pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”),

including the nominee’s consent to serve as a director and evidence of the nominating stockholder’s ownership of our stock. If a stockholder wishes to suggest a candidate for consideration by the corporate governance and nominating committee, the stockholder should provide comparable information to the corporate governance and nominating committee with a request that the committee consider the candidate for nomination. To assure time for meaningful consideration by the corporate governance and nominating committee, any such notice should be sent to the attention of Corporate Secretary, 2830 De La Cruz Boulevard, Santa Clara, California 95050 on or before the date on which stockholder proposals to be included in the proxy statement for a given stockholder meeting must be received by us.

Communications with the Board

    Stockholders may send communications to the board of directors or individual members of the board by submitting one or more letters in sealed envelopes labeled with the names of the desired recipients. Any such letters should be placed in a larger envelope and mailed to Macrovision Solutions Corporation, Attention: Corporate Secretary, 2830 De La Cruz Boulevard, Santa Clara, California 95050. The Corporate Secretary will forward the sealed envelopes to the designated recipient. Comments or complaints relating to accounting or auditing matters may be submitted directly to the chair of the audit committee through the same address listed above.

AUDIT COMMITTEE REPORT

The material in this report is not “soliciting material,”  is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit committee reports to the board of directors and is responsible for overseeing and monitoring the accounting functions and effectiveness of internal control over financial reporting of the Company, its subsidiaries and affiliates and ensuring the objectivity of the Company’s financial statements.  The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” as required by applicable listing standards.

Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The audit committee’s responsibility is to monitor and review these processes. The audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The audit committee meets with the Company’s internal auditors and our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s system of internal control and the overall quality of the Company’s financial reporting. The audit committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

In discharging its oversight responsibility, the audit committee has met and held discussions with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm for 2008.  Management represented to the audit committee that the Company’s audited consolidated balance sheets at December 31, 2008 and 2007, and consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008 were prepared in accordance with generally accepted accounting principles in the United States.  The audit committee has read and discussed the consolidated financial statements with management and with Ernst & Young. The audit committee also discussed with Ernst & Young those matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” including information regarding the scope and results of the audit.

The audit committee also received from Ernst & Young the written disclosures and the letter regarding Ernest & Young’s communications with the audit committee concerning independence as required by the applicable requirements of Public Company Accounting Oversight Board Rule 3526, “Communications with Audit Committees Concerning Independence,” which in September 2008 superseded Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee.”  The audit committee also discussed with Ernst & Young any relationships between the Company and the independent registered public accounting firm that may impact Ernst & Young’s independence.

The audit committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC, as well as Ernst & Young’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, and (ii) the effectiveness of internal control over financial reporting. The audit committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for fiscal 2009.

Based on these reviews and discussions and such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to the board, and the board approved, that the Company’s audited consolidated balance sheets at December 31, 2008 and 2007, and consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008 be included in the Company’s 2008 Annual Report on Form 10-K.  The audit committee also approved, subject to stockholder ratification, the selection of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2009.

Members of the Audit Committee

Alan L. Earhart (Chair)
Robert J. Majteles
James E. Meyer
Ruthann Quindlen

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

    The names of our current executive officers, their ages as of May 15, 2009, and their positions are shown below. Biographical summaries of each of our executive officers who are not also members of our board of directors are included below.

Name	Age	Positions
Alfred J. Amoroso	59	President and Chief Executive Officer
James Budge	42	Chief Financial Officer
Thomas Carson	50	Executive Vice President, Worldwide Sales & Services
Stephen Yu	43	Executive Vice President, General Counsel and Corporate Secretary

For a biography of Alfred J. Amoroso, please see above in “Proposal 1: Election of Directors – Nominees for Director.”

James Budge. Mr. Budge has served as our Chief Financial Officer since September 2005. Mr. Budge served as Chief Financial Officer of Trados, Inc., an enterprise management software provider, from January 2004 until its merger with SDL International in August 2005. From August 2002 until joining Trados, Mr. Budge served as Chief Financial Officer of Sendmail, Inc., a secure email provider, and from April 1999 until its merger with IBM in January 2002, Mr. Budge served as Chief Financial Officer of CrossWorlds Software, Inc., a provider of business infrastructure software. Mr. Budge holds a B.S. in Accounting from Brigham Young University and is a Certified Public Accountant.

Thomas Carson. Mr. Carson has served as our Executive Vice President, Worldwide Sales & Services since May 2008 when the acquisition of Gemstar by the Company was completed. From April 2006 to May 2008, Mr. Carson served in various capacities at Gemstar, including President of the North American IPG business and President for North American CE business. From February 2005 to April 2006, Mr. Carson served as Executive Vice President of Operational Efficiency programs at Thomson Multimedia Corporation and from February 2004 to February 2005, he served as Executive Vice President, Global Sales and Services at Thomson. Mr. Carson holds a B.S in business administration and an MBA from Villanova University.

Stephen Yu. Mr. Yu has served as our Executive Vice President, General Counsel and Corporate Secretary since May 2006. He served as Vice President, General Counsel and Secretary of Aspect Communications Corporation, a provider of contact center solutions, from April 2003 until its acquisition by Concerto Software, Inc. in September 2005. From June 2002 to January 2003, Mr. Yu served as Vice President, General Counsel and Secretary of Riverstone Networks, Inc., a provider of ethernet network solutions, and from September 1999 to May 2002, he served as Vice President, General Counsel and Secretary of Palm, Inc., a provider of mobile computing solutions. Mr. Yu holds a B.S. in electrical engineering from Purdue University and a J.D. cum laude from Georgetown University Law Center. Mr. Yu is a member of the California State Bar.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much of our common stock was beneficially owned as of May 1, 2009 by each director, each executive officer named in the summary compensation table, all executive officers and directors as a group, and by each holder of 5% or more of our common stock. To our knowledge and except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless we indicate otherwise, each holder’s address is c/o Macrovision Solutions Corporation, 2830 De La Cruz Boulevard, Santa Clara, CA 95050.

The option column below reflects shares of common stock that are subject to options that are currently exercisable or are exercisable within 60 days of May 1, 2009. Those shares are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options, but are not deemed outstanding for the purpose of computing the beneficial ownership of any other person. Percentage ownership is based on 101,133,696 shares outstanding on May 1, 2009. Certain options listed below may have exercise prices in excess of the current fair market value of our common stock.

Beneficial Owner	Shares	Options	Total	Percent of Class
OZ Management, LP (1)	9,743,841	0	9,743,841	9.63%

Glenview Capital Management, LLC (2)	5,949,033	0	5,949,033	5.88%

Barclays Global Investors, NA (3)	5,272,179	0	5,272,179	5.21%

Alfred J. Amoroso (4)	545,674	720,843	1,266,517	1.25%

James Budge (5)	109,303	160,568	269,871	*

Stephen Yu (6)	46,283	140,021	186,304	*

Robert J. Majteles	0	93,333	93,333	*

Andrew K. Ludwick	0	72,221	72,221	*

Alan L. Earhart	0	18,333	18,333	*

James E. Meyer	4,824	18,333	23,157	*

James P. O’Shaugnessy	0	18,333	18,333	*

Ruthann Quindlen	3,247	18,333	21,580	*

Thomas Carson (7)	18,000	28,334	46,334	*

All executive officers and directors as a group (10 persons)	727,331	1,288,652	2,015,983	1.99%

*	Less than one percent

(1)
Based solely on, and in reliance upon, and without independent investigation of, information provided by OZ Management, LP in a Schedule 13G/A filed with the SEC on February 17, 2009. OZ Management, LP has sole investment and voting power with respect to all of the shares. The address of OZ Management, LP is 9 West 57th Street, 39th Floor, New York, New York 10019.

(2)	Based solely on, and in reliance upon, and without independent investigation of, information provided by Glenview Capital Management, LLC in a Schedule 13G/A filed with the SEC on February 17, 2009. Glenview

Capital Management, LLC has sole investment and voting power with respect to all of the shares. The address of Glenview Capital Management, LLC is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

(3)
Based solely on, and in reliance upon, and without independent investigation of, information provided by Barclays Global Investors, NA in a Form 13G filed with the SEC on February 5, 2009. Barclays Global Investors, NA has sole voting power with respect to 1,715,991 of the shares and sole investment power with respect to 2,053,179 of the shares. Barclays Global Fund Advisors has sole voting power with respect to 2,686,449 of the shares and sole investment power with respect to 3,157,618 of the shares. Barclays Global Investors, Ltd. has sole voting power with respect to 4,481 of the shares and sole investment power with respect to 61,382 of the shares. The address of Barclays is 400 Howard Street, San Francisco, California 94105.

(4)
Shares beneficially owned include 397,500 shares subject to restricted stock awards.  Macrovision has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as the shares vest in annual installments over 4 years beginning September 1, 2006.  The restrictions lapse as follows: 83,750 shares release in 2009, 146,250 shares release in 2010, 115,000 shares release in 2011 and 52,500 shares release in 2012.  Also includes 143,174 shares held of record by a trust of which Mr. Amoroso is the trustee and 5,000 shares held of record by Mr. Amoroso in a personal IRA account.  Excludes 6,000 shares held of record by an unrelated trustee in three trusts established by Mr. Amoroso for his children.

(5)
Shares beneficially owned include 83,625 shares subject to restricted stock awards. Macrovision has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as the shares vest in annual installments over 4 years beginning September 1, 2006.  The restrictions lapse as follows: 18,750 shares release in 2009, 32,625 shares release in 2010, 23,250 shares release in 2011, 4,500 shares release in 2012 and 4,500 shares release in 2013.

(6)
Shares beneficially owned include 39,750 shares subject to restricted stock awards. Macrovision has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as the shares vest in annual installments over 4 years beginning July 28, 2006.  The restrictions lapse as follows: 7,875 shares release in 2009, 12,375 shares release in 2010, 10,500 shares release in 2011, 4,500 shares release in 2012 and 4,500 shares release in 2013.

(7)
Shares beneficially owned include 18,000 shares subject to restricted stock awards. Macrovision has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as the shares vest in annual installments over 4 years beginning March 1, 2009.  The restrictions lapse as follows: 4,500 shares release in 2010, 4,500 shares release in 2011, 4,500 shares release in 2012 and 4,500 shares release in 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    In accordance with Section 16(a) of the Exchange Act and the regulations of the SEC, our directors, executive officers and holders of more than 10% of our common stock are required to file reports of ownership and changes in ownership with the SEC and NASDAQ and to furnish us with copies of all of the reports they file.

    Except for seven transfers by Mr. Amoroso of ESPP shares and restricted stock to a family trust that occurred between January 2006 and September 2008 that were not reported timely on Forms 5 for the years in which they occurred, to the best of our knowledge, based solely on a review of the copies of such forms and certifications furnished to us from the reporting persons, we believe that during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our directors, executive officers and holders of more than 10% of our common stock were timely met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

    We have adopted a basic philosophy and practice of offering market competitive compensation that is designed to attract, retain and motivate a highly qualified executive management team. With respect to our chief executive officer, chief financial officer, and the other two executive officers (collectively referred to as the “Named Executives”), this Compensation Analysis and Discussion describes our compensation philosophy and objectives, the methodologies used for establishing the compensation programs for the Named Executives, and the policies and practices to administer such programs.

    Compensation Philosophy and Objectives

    The compensation committee is comprised entirely of non-employee directors. In addition to offering market competitive compensation programs, we place significant emphasis on pay for performance, where the primary aim is to motivate executive management to achieve the business and strategic objectives that drive stockholder value. Our executive compensation programs have been designed, and are maintained by the compensation committee, to achieve the following objectives:

•	To attract and retain talented and experienced executives by offering market competitive compensation programs;

•	To support a pay-for-performance policy that differentiates bonus amounts among the Named Executives on both their individual performance and the performance of the Company;

•	To align the interests of executives with the long-term interests of the stockholders through awards whose value over time depends upon the market value of the Company’s common stock;

•	To motivate key executives to achieve strategic business initiatives and to reward them for their achievements.

    In pursuit of these objectives, the compensation committee believes that the compensation packages provided to the Named Executives should include both cash and stock-based compensation, with an emphasis on pay for performance.

    Methodologies for Establishing Compensation

    In determining the appropriate compensation levels for our chief executive officer, the compensation committee meets outside the presence of all our executive officers. With respect to the compensation levels of all other Named Executives, the compensation committee meets outside the presence of all executive officers except our chief executive officer. Mr. Amoroso, our chief executive officer, annually reviews each other Named Executive’s performance with the compensation committee.

    The compensation committee has the authority to retain outside consultants or advisors to assist the committee in fulfilling its duties. In 2008, the compensation committee engaged Croner Associates, an independent outside compensation consultant, to advise the compensation committee on matters related to the compensation of the Named Executives and the board of directors.

    With the input of our human resources department, the chief executive officer makes recommendations to the compensation committee regarding base salary levels, target incentive awards, performance goals, special bonuses, and equity incentive awards for Named Executives other than the chief executive officer. In conjunction with the annual performance review of each Named Executive in February of each year, the compensation committee carefully considers the recommendations of the chief executive officer when making decisions on setting base salary, bonus payments under the prior year’s annual incentive plan, target amounts and performance criteria for the current year’s annual incentive plan, and special bonuses for prior year accomplishments and in some cases modifies the recommendations made by the CEO. In February, the compensation committee makes such determinations with respect to the chief executive officer as well. The compensation committee similarly determines equity incentive awards for each Named Executive on an annual basis. At these times and other times throughout the year, the compensation committee reviews the analyses and supporting materials provided by our chief executive officer, the human resources department and the compensation consultant regarding compensation of all Named Executives. In making compensation determinations, the compensation committee acts on the recommendations of the chief executive officer with modifications as deemed appropriate by the compensation committee for Named Executives other than the chief executive officer and as modified by them. The compensation committee reviews and recommends to the board of directors for approval each element of compensation for the chief executive officer.

    We seek to attract and retain executives by offering total compensation competitive with the market in which we compete for executive talent. To determine market competitive pay levels for the Named Executives, the human resources department and the independent compensation consultant conduct analyses of market practices based on published survey data and on the disclosed compensation practices of publicly-traded companies comparable to Macrovision Solutions Corporation (“Compensation Peer Group”). The companies included in the Compensation Peer Group are technology companies that are similar in annual revenues and market capitalization to us and companies that may compete with our product offerings or with whom we believe we compete in the market for executive talent. Each element of the compensation mix is compared against the market data as well as the total direct compensation value provided. The Compensation Peer Group is periodically reviewed by the compensation committee. The following companies comprised the Compensation Peer Group for fiscal 2008: Akamai Technologies, ChoicePoint, CNET Networks, Dolby Laboratories, Epicor Software Corporation, Factset Research Systems, HLTH Corporation, HIS, Inc., Informatica, Interactive Data Corporation, Mentor Graphics, National Instruments, NDS Group, Nuance Communications, Open Text, Progress Software, Quest Software, Real Networks, Red Hat, Salesforce.com, Tibco Software, United Online, Inc. and ValueClick, Inc.

    Because we compete aggressively with both large and middle market companies in the market for executive talent, the compensation committee generally targets total direct compensation (i.e., base salary, annual cash incentives and value of long-term equity incentives) for the Named Executives in the approximate range of the 50th to 75th percentile of the Compensation Peer Group and published market data. The allocation between cash and non-cash compensation is based on the compensation committee’s determination of the appropriate mix among base pay, annual cash incentives and long-term equity incentives to encourage retention and performance. For the fiscal year ended December 31, 2008, the elements of the compensation mix include:

•	Base salary,

•	Annual discretionary cash bonuses,

•	Equity-based compensation,

•	Change in control agreements, and

•	Broad-based benefits programs.

Base Salary

    We establish the base salary of each Named Executive based on consideration of approximately the 50th percentile pay levels of the Compensation Peer Group and published survey data and on other internal factors, such as the individual’s performance and experience, company performance and internal equity. The market analysis performed by our human resources department and the compensation surveys are reviewed by our chief executive officer and compensation committee. The compensation committee considers the recommendations of our chief executive officer and human resources department and the data provided by the compensation surveys in determining the appropriate base salary levels for the Named Executives. Base salary increases for Named Executives (other than the chief executive officer) and other direct reports to the CEO are at the discretion of the compensation committee. Base salary increases for the chief executive officer are at the discretion of the members of board of directors other than our chief executive officer, all of whom are independent directors. In general, base salary increases have been in the range of three to five percent per year; however, in 2008, in light of the completion of the Gemstar acquisition in May 2008, the compensation committee approved substantial increases to the 2008 base salary of certain Named Executives, some of which were in excess of 15% of the Named Executive’s prior year base salary. In making the adjustments, the compensation committee considered the substantial changes to the size and the business model of the Company and the goals associated therewith, as well as changes in responsibilities. The compensation committee also received advice and recommendations from its compensation consultant and compared each of the executive’s compensation to the compensation received by competitive positions in the Company’s peer group established by the compensation committee. Although the compensation committee believes that competitive base salaries are necessary to attract and retain a highly qualified executive team, it feels that a significant portion of executive compensation should be based on pay for performance.

    During 2008, the Named Executives were awarded increases to their base salaries on March 1, 2008 and June 1, 2008 as follows:

	Base Salary
Name and Title	2007	At 3/1/08	At 6/1/08
Alfred J. Amoroso	$500,000	$525,000	$550,000
President, Chief Executive Officer and Director

James Budge	$305,000	$340,000	$350,000
Chief Financial Officer

Thomas Carson	$447,352	$447,352	$447,352
Executive Vice President, Worldwide Sales and Services

Stephen Yu	$260,000	$275,000	$300,000
Executive Vice President & General Counsel

Annual Discretionary Cash Bonuses

    For our Named Executives, annual cash incentive payments are based upon the attainment of specified revenue and operating income targets by the Company and upon the achievement of individual goals. In setting the target bonus amounts for each of the Named Executives, we consider bonus payments to be one element of the Named Executives’ Total Direct Compensation (“TDC”), which is comprised of Short Term Incentives (“STI”) and Long Term Incentives (“LTI”).  We believe that TDC for our Named Executives should range from the 60th percentile to the 75th percentile of the Compensation Peer Group and published market data. Annual discretionary cash bonuses comprise the Named Executives’ STI and the compensation committee sets target bonus amounts for Named Executives consistent with our broader guidelines for TDC mentioned above.  The amount of bonuses paid to the Named Executives, however, is subject to the discretion of the compensation committee based on its assessment of the participant’s contribution to the organization and general and industry-specific conditions existing during the applicable period. For 2008, the compensation committee approved bonus payments for our senior executives earned under our 2008 Senior Executive Company Incentive Plan (the “Executive Plan”), as applicable, as set forth in our Summary Compensation Table. Annual bonus amounts have varied historically based on the achievement of the targets set and individual goal attainment. The Company does not disclose the specific thresholds for the economic performance component because such information constitutes confidential and sensitive financial information. If this information were publicly disclosed, it would cause competitive harm by alerting our competitors to certain of our important internal financial performance targets which would in turn provide them with valuable insight into our views on the state of the markets in which we operate and our internal benchmarks. The compensation committee also uses the annual discretionary cash bonuses to reward exemplary performance of certain senior officers and to recognize achievement of strategic or above and beyond the ordinary course projects that have a material beneficial impact to the Company. In 2008, our total bonus payout to (i) our Chief Executive Officer was 107% of his bonus potential publicly disclosed in February 2008 when we announced the Executive Plan; and (ii) our other Named Executives was 118% of their bonus potential. In determining these bonus payments, the compensation committee factored in the extraordinary achievement of the senior executives during 2008 in completing the acquisition and integration of Gemstar, the divestitures of the software, games and eMeta businesses and the divestitures of the TV Guide media properties. We expect bonus attainment for our Named Executives to continue to vary in the future based on target and goal attainment. The discretionary annual bonus for performance in 2009 will be paid pursuant to the terms of the 2009 Senior Executive Company Incentive Plan, which was publicly disclosed in February 2009, and participants will again be evaluated based on both an individual performance component and a company performance component.

In addition to the cash bonuses payable under the Executive Plan, to reward extraordinary performance and achievements special bonuses may be awarded to the Named Executives from time to time in a variety of forms, including additional cash bonuses and/or special equity grants. These extraordinary bonus payments are based on the recommendation of the chief executive officer and subject to the approval of the compensation committee. With respect to certain of the Named Executives, the compensation committee awarded discretionary bonuses to reward extraordinary performance in 2008 related to the achievement of strategic objectives regarding the acquisition of Gemstar, as set forth in our Summary Compensation Table.

Equity-Based Compensation

The third component of executive compensation is equity grants which may come in the form of stock options and restricted stock. These grants are designed to provide long-term incentives to executive officers and to align interests of executives with the interests of stockholders. Such equity compensation provides an incentive that focuses the individual’s attention on managing the Company from the perspective of an owner with an equity stake in the business. The value of stock options is tied to the future performance of the Company’s common stock, and the recipient will benefit only when the price of the Company’s common stock increases above the option exercise price. Stock options reward management for long-term strategic planning and execution through the resulting enhancement of share price. The Company believes that a compensation structure that includes the periodic granting of long-term incentives such as stock options helps to attract and retain senior managers with long-term management perspectives.

Historically, the compensation committee has emphasized equity-based compensation in the form of stock option grants. However, as a result of Financial Accounting Standard No. 123R (“FAS 123(R)”) and our adoption of a policy limiting the aggregate number of shares granted under our equity plans in order to help reduce dilution to our stockholders, the compensation committee decided to alter its equity-compensation practices by awarding a mix of stock options and restricted stock. The compensation committee determined that this mix would be less dilutive to our current stockholders than its traditional option award practices and would reduce the amount of compensation expense that would be recognized in our statements of income, which in turn would result in higher reported net income.

The equity-based compensation awarded to the Named Executives are set by the compensation committee based on the practices of the Compensation Peer Group, published survey data and the recommendation of the chief executive officer. In addition, the compensation committee also considered the executive’s replacement value, individual performance and achievements.

In June 2008, the Named Executives received option grants under the Macrovision 2000 Equity Incentive Plan or the 2007 Long-Term Incentive Plan at exercise prices equal to the fair market value of our common stock on the grant dates. These options vest over a three-year period after the grant date, subject to the Named Executive’s continued employment with the Company, and expire five years from the grant date, unless the participant’s employment with the Company terminates before the end of such five-year period.

Our chief executive officer also received restricted stock grants in 2008 in accordance with the terms of his amended employment agreement, which vest over a four-year period after the grant date subject to his continued employment with the Company. In consideration for the waiver of restricted stock grants to which our chief executive was entitled pursuant to his employment agreement, as amended, our chief executive officer also received stock options in September 2008, which vest over a four-year period after the grant date (subject to his continued employment with the Company) and expire seven years from the grant date.

Executive Severance and Arbitration Agreements

Each of the Named Executives, except for Mr. Carson, has entered into an executive severance and arbitration agreement with the Company. With the exception of the chief executive officer, all executive severance and arbitration agreements of the Named Executives are substantially the same, providing cash severance of twelve months of base pay, accelerated vesting of equity-based compensation and continuation of benefits coverage only upon termination of employment in connection with a “change in control” of the Company. The executive severance and arbitration agreement of the chief executive officer provides for the similar cash severance, accelerated vesting and benefit coverage as the other Named Executives in the event of a “change in control,” but differs from the other Named Executives’ agreements in that the chief executive officer’s executive severance and arbitration agreement provides him (i) certain of such severance benefits upon termination of his employment by the Company without

“cause” or his voluntary termination with “good reason” unrelated to any “change in control” of the Company or by reason of death, and (ii) an additional tax “gross-up” payment if the payment of severance, accelerated vesting and continuation of benefits upon a “change in control” results in excise tax under Code Section 4999 of the Internal Revenue Code of 1986, as amended. All severance benefits provided to the Named Executives, including the chief executive officer, as the result of a “change in control” are “double trigger” benefits, which means that the payment of cash severance, accelerated vesting of equity-based compensation and continuation of benefits requires both (1) a “change in control” of Macrovision, and (2) the Named Executive’s termination of employment by the Company without “cause” or by the Named Executive with “good reason.” The terms “change in control,” “cause” and “good reason” are defined in the executive severance and arbitration agreements.

Mr. Carson has entered into an employment agreement with the Company that continues through March 15, 2010. Pursuant to the employment agreement between the Company and Mr. Carson, if the Company terminates Mr. Carson’s employment for any reason other than for cause (as defined in his employment agreement), death or disability or if Mr. Carson terminates his employment for a good reason (as defined in his employment agreement), Mr. Carson will be placed on contract payout status under which he may elect either to (i) remain employed by the Company and continue to receive compensation until the earlier to occur of the expiration of the term of his employment agreement and the date on which he obtains alternate employment (with a duty to actively seek alternate employment), or (ii) receive a negotiated lump-sum payment.

Broad-Based Benefits Programs

In 2008, these benefits included health, dental, vision, disability and life insurance, healthcare savings accounts, health club membership reimbursement, paid vacation time and company contributions to a 401(k) profit sharing retirement plan. Benefits are provided to all employees in accordance with practices within the marketplace and are a necessary element of compensation in attracting and retaining employees.

Compensation Policies and Practices

In administering the compensation programs of the Named Executives, the compensation committee meets at least four times a year in conjunction with regularly scheduled Board of Director meetings. The compensation committee also meets telephonically to discuss extraordinary items. The compensation committee members regularly confer with our chief executive officer and human resources department on matters regarding the compensation of the Named Executives, other senior officers reporting directly to the chief executive officer, and certain other Company personnel in extraordinary performance situations.

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of stock option grants is set at fair market value on grant date. Under our existing equity incentive plans, the Company may not grant stock options at a discount to fair market value or reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. The Company does not grant stock options with a so-called “reload” feature, nor does it loan funds to employees to enable them to exercise stock options. The Company’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price. The Company does not backdate options or grant options retroactively. In addition, we do not intentionally coordinate grants of options so that they are made before the announcement of favorable information, or after announcement of unfavorable information. The Company’s options are granted at fair market value on a fixed date with all required approvals obtained in advance of or on the actual grant date. All grants require the approval of the compensation committee (or the independent members of our board of directors in the case of grants to our chief executive officer), or the chief executive officer for specific circumstances acting under delegated authority from the compensation committee.

Timing of Grants of Options and Restricted Stock

In 2008, the grants of restricted stock and stock options to our chief executive officer were made on March 1, 2008 and September 1, 2008 in accordance with his employment agreement entered into with the Company in 2005, as amended, which provided for such grants.

In May 2008, we granted stock options to our Named Executives (including our chief executive officer) at a meeting of our compensation committee meeting. In accordance with the procedures described below, these grants had an effective date of June 1, 2008, which was the date used for purposes of establishing the exercise price of options awarded to the Named Executives.

For fiscal year 2008, the Company utilized the following procedures for granting stock options to all executive officers, which includes the Named Executives. The procedures apply to both “new-hire” grants, annual “refresher” grants and other “continuing” grants. They do not apply to grants made to executive officers at such time, if any, as they may become new-hire employees of the Company in connection with the Company’s acquisition of another business. The procedures included the following:

New-hire grants.
    Stock Options. Subject always to prior compensation committee authorization of the particular stock option grant, grants for all newly hired executive officers (other than those employed in connection with a business acquisition) shall occur on the first day of the month next following the new employee’s start date (except for January, which would be January 2, due to the perpetual January 1 holiday). For example, if the compensation committee authorized a grant to a new-hire executive officer on January 10 and the executive officer started employment on January 20, the grant date would be February 1. If the new-hire executive officer started employment on January 20 but the compensation committee did not authorize the grant until February 2, the grant date would be March 1.

Restricted Stock. Restricted stock may be granted upon the following dates each calendar year: January 2, March 1, May 1, July 1, September 1 and November 1 (the “restricted stock grant dates”). Subject always to prior compensation committee authorization of the particular grant of restricted stock, grants for all newly hired executive officers (other than those employed in connection with a business acquisition) shall occur on the restricted stock grant date next following the new employee’s start date. For example, if the compensation committee authorized a grant to a new-hire executive officer on February 10 and the executive officer started employment on February 20, the grant date would be March 1. If the new-hire executive officer started employment on February 20 but the compensation committee did not authorize the grant until March 2, the grant date would be May 1.

Annual refresher grants. If the compensation committee determines to authorize regularly scheduled “refresher” grants of restricted stock or stock options, such grants will be made on the first day of the month next following approval of the grant by the compensation committee for grants of stock options or at such later time as the compensation committee shall designate; provided such later time is on the first day of a calendar month. For example, refresher grants to the Named Executives that were approved in May 2008 were made on June 1, 2008. The compensation committee can also designate multiple future dates for such refresher grants. For example, the compensation committee could authorize a refresher grant to Named Executives in February with grant dates of March 1 and September 1 of that year.

Continuing Grants. In addition to the regularly scheduled “refresher” grants of stock options or restricted stock, the Company may grant stock options or restricted stock to existing employees for retention, promotion or special bonus reasons. Continuing grants for executive officers shall occur: (i) on the first day of the month next following approval of the grant by the compensation committee for grants of stock options; and (ii) on the next restricted stock grant date following the date of approval of the grant by the compensation committee for grants of restricted stock.

Exercise Price of Stock Options. In all instances, the exercise price for stock options will be set as the closing price of the Company’s common stock on the grant date, or the closing price on the last day of trading prior to that date if the grant date falls on a weekend or holiday.

Stock Ownership Guidelines
    Stock ownership guidelines have not been implemented by the compensation committee for our Named Executives. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.

Tax Deductibility and Executive Compensation
    Section 162(m) of the Internal Revenue Code generally limits the corporate deduction by a public company for compensation paid to its chief executive officer and other Named Executives during any single year to $1 million per individual, unless certain requirements are met which qualify that compensation as performance-based under these tax rules. Our compensation committee considers the impact of this deduction limitation rule in establishing and implementing compensation policies and practices. The committee intends to qualify compensation as performance-based for these purposes in appropriate circumstances, but has not established a policy whereby all compensation paid to our Named Executives must be fully deductible. Rather, the deductibility of such compensation is one of the factors it considers in establishing and implementing our executive compensation programs, along with the need to design compensation programs that appropriately motivate our senior management and our need to attract and retain key executives by remaining competitive in our pay practices.

Under the 2000 Equity Incentive Plan and 2008 Equity Incentive Plan, award of stock options and performance stock are designed generally to satisfy the deductibility requirements of Section 162(m). However, the compensation committee has deemed it desirable to retain the flexibility in rewarding senior management for extraordinary contributions that cannot properly be recognized under a predetermined quantitative plan, and, therefore, our annual cash incentive bonus programs have not to date been structured to qualify as performance-based compensation under the Section 162(m) rules and so are not fully deductible by us in all circumstances. Except for our chief executive officer and our chief financial officer, no Named Executive received compensation in excess of $1 million in 2008. We have determined that the non-deductible compensation paid in 2008 to our chief executive officer was $1,511,749. The non-deductible compensation was attributed primarily to the non-deductibility of his bonus pursuant to the 2008 Executive Plan and the non-deductibility of restricted stock awards.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this report.

Members of the Compensation Committee

James P. O’Shaughnessy (Chair)
Robert J. Majteles
Ruthann Quindlen

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation awarded to, earned by, or paid for services rendered to Macrovision in all capacities for the fiscal years ended December 31, 2008, 2007 and 2006 by our Named Executives. This information includes the dollar value of base salaries, commissions and bonus awards, the number of shares underlying stock options granted and certain other compensation, whether paid or deferred. We have not granted stock appreciation rights and have not provided long-term compensation benefits other than stock options and restricted stock.

Summary Compensation Table for Fiscal 2008

Name and Principal Position (a)	Year (b)		Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(1)(e)	Option Awards ($)(2)(f)	Non-Equity Incentive Plan Compen- sation ($)(3)(g)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(h)	All Other Compen- sation ($)(4)(i)	Total ($)(j)
Alfred J. Amoroso	2008		$535,417	—	$2,746,147	$1,066,271	$588,500	—	$7,506	$4,943,841
President and Chief Executive Officer	2007		$500,000	—	$1,610,373	$1,342,145	$548,750	—	$9,850	$4,011,118
	2006		$500,000	—	$203,966	$1,706,241	$555,000	—	$7,466	$2,972,673

James Budge	2008		$340,000	—	$671,379	$390,161	$267,881	—	$45,746	$1,715,167
Chief Financial Officer	2007		$302,500	—	$483,112	$473,117	$212,280	—	$1,744	$1,472,753
	2006		$287,500	—	$61,190	$544,879	$175,740	—	$721	$1,070,030

Thomas Carson,	2008		$452,447	—	—	$142,343	$263,378	—	$26,335	$884,503
Executive Vice President, Worldwide Sales and Services	2007	(5)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2006	(5)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Stephen Yu,	2008		$287,083	—	$181,294	$427,016	$176,625	—	$32,112	$1,104,130
Executive Vice President & General Counsel	2007		$258,333	—	$85,687	$283,895	$138,645	—	$3,833	$770,393
	2006	(5)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Amounts disclosed under “Stock Awards” represent the dollar amount recognized for financial statement reporting purposes. Restricted stock was granted to Mr. Amoroso on March 1, 2008 and September 1, 2008 and the closing price per share was $15.29 and $15.52 on such grant dates, respectively. Restricted stock was granted to Mr. Amoroso and Mr. Budge on September 1, 2006, March 1, 2007 and September 1, 2007 and the closing price per share was $23.18, $24.56 and $23.73 on such grant dates, respectively. Restricted stock was granted to Mr. Yu on September 1, 2007 and the closing price per share was $23.73 on such date. All such shares of restricted stock vest in equal annual installments over 4 years beginning on the grant date and are eligible to receive dividends. To date, the Company has never provided dividends to its stockholders. See Note 10 to the Company’s consolidated financial statements included in this Form 10-K for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123(R).

(2)
Amounts disclosed under “Option Awards” represent the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123(R). See Note 10 to the Company’s consolidated financial statements included in this Form 10-K for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123(R).

(3)
Amounts disclosed under “Non-Equity Incentive Plan Compensation” represent bonuses and commissions paid pursuant to the Company’s Executive Plan for services rendered in 2006, 2007 and 2008. Such bonuses and commissions for services rendered in 2006 were paid in 2007, such bonuses and commissions for services rendered in 2007 were paid in 2008 and such bonuses and commissions for services rendered in 2008 were paid in 2009.

(4)
Amounts disclosed under “All Other Compensation” consist of (i) the matching contributions we made on behalf of the Named Executives to our 401(k) plan; (ii) the contributions we made on behalf of the Named Executives to their healthcare reimbursement accounts; and (iii) employer paid premiums for life insurance coverage. Also includes a car allowance for Mr. Carson in the amount of $9,600. For 2008, also includes the taxable value of the Company’s President Club meeting in the following amounts: Mr. Budge—$7,984; Mr. Carson—$7,535; and Mr. Yu—$7,084. For 2008, also includes the taxable value of an award granted in recognition of their contribution to the Gemstar acquisition transaction in the following amounts: Mr. Budge—$35,714 and Mr. Yu—$21,074. For 2007, also includes the taxable value of the Company’s President Club meeting in the following amounts: Mr. Amoroso—$2,750; Mr. Budge—$1,170.

(5)	Mr. Carson was not a Macrovision Named Executive for either 2007 or 2006. Mr. Yu was not a Macrovision Named Executive for 2006.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2008 to the Named Executives.

Grants of Plan-Based Awards in Fiscal 2008

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Numbers of Shares of Stock or Units (#)(i)	All Other Option Awards: Number of Securities Underlying Options (#)(j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (2) (l)
		Threshold ($)(c)	Target ($)(3)(d)	Maximum ($)(e)	Threshold (#)(f)	Target ($)(g)	Maximum ($)(h)
Alfred J. Amoroso	3/1/08	—	—	—	—	—	—	125,000	—	$15.29	$1,911,250
President and Chief Executive Officer	9/1/08	—	—	—	—	—	—	85,000	—	$15.52	$1,319,200
	6/1/08	—	—	—	—	—	—	—	575,000	$13.53	$2,475,088
	9/1/08	—	—	—	—	—	—	—	80,000	$15.52	$502,656
	N/A	—	550,000	—	—	—	—	—	—	N/A	—

James Budge	6/1/08	—	—	—	—	—	—	—	200,000	$13.53	$860,900
Chief Financial Officer	N/A	—	227,500	—	—	—	—	—	—	N/A	—

Thomas Carson,	6/1/08	—	—	—	—	—	—	—	170,000	$13.53	$731,765
Executive Vice President, Worldwide Sales and Services	N/A	—	223,700	—	—	—	—	—	—	N/A	—

Stephen Yu,	6/1/08	—	—	—	—	—	—	—	170,000	$13.53	$731,765
Executive Vice President & General Counsel	N/A	—	150,000	—	—	—	—	—	—	N/A	—

(1)
We award cash bonuses pursuant to our Executive Plan. The Executive Plan provides for the award of annual cash bonuses based upon the attainment of specified revenue and operating income and also individual performance. The actual amount paid to each of the Named Executives for fiscal year ended December 31, 2008 is set forth in the Summary Compensation Table under the column Non-Equity Incentive Plan Compensation.

(2)	Represents the full grant date fair value of each award as determined pursuant to FAS 123(R).
(3)	Represents the target payout under the 2008 Executive Plan assuming 100% achievement of target.

Discussion of Summary Compensation and Plan-Based Awards Table

    Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our continuing compensation plans and arrangements is set forth below.

    Employment Agreements with Named Executives
    Mr. Amoroso. In June 2005, we entered into an employment agreement with Mr. Amoroso. Under the employment agreement, Mr. Amoroso was entitled to an initial annual base salary of $500,000, and was eligible to participate in Macrovision’s Executive Plan with a cash bonus target equal to 100% of his base salary. On February 7, 2007, our compensation committee approved the amendment to Mr. Amoroso’s employment arrangement such that for calendar year 2007 and subsequent years, Mr. Amoroso’s bonus payout is based 100% upon the Company’s performance, which is determined based upon the Company meeting its annual revenue and operating profit targets.

    We granted Mr. Amoroso, on his first day of employment, options to purchase 500,000 shares of Company common stock, having a term of five years and vesting over three years in accordance with the terms and conditions of the Company’s 2000 Equity Incentive Plan. Pursuant to the employment agreement, Mr. Amoroso was guaranteed additional options to purchase 250,000 shares of Company common stock in each of 2006, 2007 and 2008. Each additional grant was made in two equal installments on March 1 and September 1 of each applicable year. All options were granted with an exercise price at the fair market value of the Company’s common stock on the grant date, with a term of five years and vesting over a three-year period from the date of grant. On July 28, 2006, our compensation committee approved an amendment to Mr. Amoroso’s employment arrangement whereby Mr. Amoroso was granted 125,000 shares of restricted stock on September 1, 2006 instead of the stock option grant that he would have otherwise been entitled to receive. In addition, the compensation committee further approved the amendment to Mr. Amoroso’s offer agreement to grant him restricted stock instead of stock options for the future semiannual grants in 2007 and March 2008. The restricted stock was granted at a price per share of the par value of the stock, which is $0.001 per share, and has a four year vesting schedule. These shares vest in accordance with the terms and conditions of the 2000 Equity Incentive Plan, as amended, as follows: 25% of the restricted stock vests on each annual anniversary date of the grant date, subject to his continuing employment with the Company or its subsidiaries, through the applicable vesting date.

On July 31, 2008, our compensation committee approved an amendment to Mr. Amoroso’s employment arrangement whereby Mr. Amoroso was granted a combination of 85,000 shares of restricted stock and options to purchase 80,000 shares of our common stock on September 1, 2008 instead of the restricted stock grant of 125,000 shares that he would have otherwise been entitled to receive on September 1, 2008. The restricted stock was granted at a price per share of the par value of the stock, which is $0.001 per share, and has a four year vesting schedule as outlined above. The stock options were granted with an exercise price at the fair market value of the Company’s common stock on the grant date, with a term of seven years. The options vest as to one-fourth of the total shares on the first anniversary of the date of grant, and an additional one-forty-eighth (1/48th) of the option shares available for exercise each month thereafter through the fourth anniversary of the grant date, in each case provided that Mr. Amoroso remains in employment with the Company through the applicable vesting date.

Mr. Budge. In September 2005, we entered into an employment agreement with Mr. Budge. Under the employment agreement, Mr. Budge was entitled to an initial annual base salary of $275,000, with a cash payout at 100% achievement of targets equal to 50% of his prorated base salary earned during 2005, of which 80% payment for 2005 was guaranteed. We granted Mr. Budge, on his first day of employment, options to purchase 200,000 shares of Company common stock, having a term of five years and vesting over three years in accordance with the terms and conditions of the 2000 Equity Incentive Plan. Pursuant to his employment agreement, Mr. Budge was guaranteed additional options to purchase 75,000 shares of Company common stock in each of 2006 and 2007. Each additional grant was made in two equal installments on March 1 and September 1 of each applicable year. All options were granted with an exercise price at the fair market value of the Company’s common stock on the grant date, with a term of five years and vesting over a three-year period from the date of grant. On July 28, 2006, our compensation committee approved an amendment to Mr. Budge’s employment agreement whereby Mr. Budge was granted 37,500 shares of restricted stock on September 1, 2006 instead of the stock option grant that he would have otherwise been entitled to receive. In addition, the compensation committee further approved the amendment to Mr. Budge’s employment agreement to grant him restricted stock instead of stock options for the future semiannual grants in 2007. The restricted stock was granted at a price per share of the par value of the stock, which is $0.001 per share, and has a four year vesting schedule. These shares vest in accordance with the terms and conditions of the 2000 Equity Incentive Plan, as amended, as follows: 25% of the restricted stock vests on each annual anniversary date of the grant date, subject to his continuing employment with the Company or its subsidiaries, through the applicable vesting date.

Mr. Carson. In April 2006, Gemstar entered into an employment agreement with Mr. Carson, which was subsequently amended in October 2006. Macrovision Solutions Corporation assumed the employment agreement, as amended, with Mr. Carson upon the close of the acquisition of Gemstar in May 2008. Mr. Carson’s employment agreement continues through March 15, 2010. Pursuant to the employment agreement, Mr. Carson is entitled to having his base salary adjusted on an annual basis for the percentage increase, if any, in the consumer price index. Mr. Carson is also provided a car allowance of eight hundred dollars per month. If the Company terminates Mr. Carson’s employment for any reason other than for cause (as defined in his employment agreement), death or disability or if Mr. Carson terminates his employment for a good reason (as defined in his employment agreement), Mr. Carson will be placed on contract payout status under which he may elect either to (i) remain employed by the Company and continue to receive compensation until the earlier to occur of the expiration of the term of his employment agreement and the date on which he obtains alternate employment (with a duty to actively seek alternate employment), or (ii) receive a negotiated lump-sum payment. If Mr. Carson’s employment terminates due to his death or disability, he would be entitled to his base salary through the date of termination to the extent not already paid.

    Summary of the 2000 Equity Incentive Plan

    As set forth in the Summary Compensation table and the Grants of Plan-Based Awards table, a certain number of our executives received options and restricted stock under our 2000 Equity Incentive Plan and the 2007 Long-Term Incentive Plan. On July 15, 2008, the stockholders of the Company approved the new 2008 Equity Incentive Plan and accordingly, after such date, the Company will no longer award any grants under the 2007 Long-Term Incentive Plan. The following description of the 2000 Equity Incentive Plan is a summary and therefore is qualified by reference to the complete text of the 2000 Equity Incentive Plan, a complete copy of which is filed with the SEC.

Eligibility. On July 15, 2008, the stockholders of the Company approved the new 2008 Equity Incentive Plan and accordingly, after such date, the Company will only use the 2000 Equity Plan to award grants to the Company’s chief executive officer.

No one person participating in the 2000 Equity Incentive Plan may receive options, stock appreciation rights, restricted stock, restricted stock units or performance shares for more than 1,500,000 shares of common stock in any single calendar year.

Should an option under the 2000 Equity Incentive Plan expire or terminate for any reason prior to exercise in full, the shares subject to the unexercised portion of the option will be available for subsequent awards under the 2000 Equity Incentive Plan. If restricted shares, shares subject to restricted stock units, performance shares or shares issued upon exercise of options are forfeited and if stock appreciation rights are forfeited or terminate before exercise, such shares will be available for subsequent awards under the 2000 Equity Incentive Plan. If stock appreciation rights are settled in shares, the number of shares available for future awards under the 2000 Equity Incentive Plan will be reduced by the number of shares of common stock that were subject to the rights exercised.

Option Grants: Price and Exercisability. The 2000 Equity Incentive Plan authorizes the plan administrator to grant nonstatutory stock options with an exercise price per share not be less than 100% of the fair market value of the common stock on the grant date. For purposes of establishing the exercise price and for all other valuation purposes under the 2000 Equity Incentive Plan, the fair market value of a share of common stock on any relevant date will be the closing price per share of common stock on that date, as reported on NASDAQ.

Awards granted under the 2000 Equity Incentive Plan in the form of options may be exercised in whole or in part and the purchase price may be paid in cash, other shares of our common stock, through a same day sale program, through a margin commitment program, or any combination of the foregoing. Options granted under the 2000 Equity Incentive Plan become exercisable at such time or times as the compensation committee may determine and provide in the option grant agreement. Awards granted in the form of options under the 2000 Equity Incentive Plan must be exercised within a period fixed by the compensation committee, which period currently is set as not exceeding five years from the date of the grant of the option. Options may expire before the end of the option period if the optionee’s service with Macrovision ceases for any reason, including death, disability, retirement or termination. No optionee will have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares.

Termination of Service. Any option held by the optionee upon termination of service will cease to be exercisable three months following termination of service, unless otherwise provided in such person’s option agreement. Each such option will normally be exercisable only as to shares of common stock in which the optionee is vested at the time of termination. The compensation committee has complete discretion to accelerate the exercisability of such options in whole or in part (except with respect to the chief executive officer, in which case such discretion remains with the full board of directors). This discretion may be exercised at any time while the options remain outstanding.

In the event of a corporate transaction (such as dissolution or liquidation, merger with and into another entity, or sale of all or substantially all of our assets), the 2000 Equity Incentive Plan and any option or other award or portion thereof not exercised will terminate unless the 2000 Equity Incentive Plan and the options and other awards thereunder are assumed by the surviving corporation or new options or other awards in the successor corporation are substituted for Macrovision options or other awards. If the surviving corporation does not assume all outstanding stock option awards or make such substitutions, each optionee will have the right to exercise all of his or her options as of the date of the corporate transaction, regardless of their vesting schedule.

Summary of the 2008 Equity Plan

General. The following description of the 2008 Equity Incentive Plan (the “2008 Equity Plan”) is a summary and therefore is qualified by reference to the complete text of the 2008 Equity Plan, a complete copy of which is filed with the SEC. The purpose of the 2008 Equity Plan is to provide equity ownership incentives to current and prospective management, employees, non-employee directors and other service providers in order to incent and reward superior performance in achieving the Company’s long-term objectives, with the attendant rewards aligning with increased shareholder value as expressed in higher share prices.

Eligibility. The Company’s employees, consultants, independent contractors and non-employee directors, and those of the Company’s subsidiaries, are eligible to receive awards under the 2008 Equity Plan. The Company’s chief executive officer is not eligible to receive awards under the 2008 Equity Plan.

Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

Exercise Price. The exercise price per share in the case of any option granted under the 2008 Equity Plan may not be less than 100% of the fair market value of the common stock on the grant date. For purposes of establishing the exercise price and for all other valuation purposes under the 2008 Equity Plan, the fair market value of a share of common stock on any relevant date will be the closing selling price per share of common stock on that date, as reported on NASDAQ. Except for adjustments upon changes in capitalization, stock split or dividend, merger or similar event, the 2008 Equity Plan prohibits the Company from decreasing the exercise price or purchase price of any outstanding award (including by means of cancellation or re-grant) without stockholder approval.

Exercise of Option; Form of Consideration. Awards granted under the 2008 Equity Plan in the form of options may be exercised in whole or in part and the purchase price may be paid in cash, other shares of the Company’s common stock, through a same day sale program, through a margin commitment program, or any combination of the foregoing. Options granted under the 2008 Equity Plan become exercisable at such time or times as the compensation committee may determine and provide in the option grant agreement. The compensation committee may accelerate the vesting and exercisability of all or any portion of an option at any time, including but not limited to options held by officers and non-employee directors upon the happening of certain events such as a merger.

No optionee will have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. During the optionee’s lifetime, the option may be exercised only by the optionee and options are not assignable or transferable other than by will or the laws of descent and distribution. However, the compensation committee may allow an optionee to transfer, for no consideration, non-statutory options to members of the optionee’s immediate family or to trusts or partnerships for the exclusive benefit of members of the optionee’s immediate family.

Term of Option. Awards granted in the form of options under the 2008 Equity Plan must be exercised within a period fixed by the compensation committee, which period currently is set as not exceeding seven years from the date of the grant of the option. Options may expire before the end of the option period if the optionee’s service with the Company ceases for any reason, including death, disability, retirement or termination.

Termination of Service. Any option held by the optionee upon termination of service will cease to be exercisable 3 months following termination of service (12 months in the case of options granted to non-employee directors), unless otherwise provided in such person’s option agreement. Each such option will normally be exercisable only as to shares of common stock in which the optionee is vested at the time of termination. The compensation committee has complete discretion to accelerate the exercisability of such options in whole or in part or to extend the period in which optionees may exercise vested equity awards after termination of service. This discretion may be exercised at any time while the options remain outstanding. If an optionee’s service terminates for cause (as defined in the 2008 Equity Plan), any option held by the optionee shall immediately terminate and be of no further force and effect, unless otherwise provided by the Administrator.

Generally, if an optionee’s employment terminates as a result of optionee’s retirement, disability or death, all outstanding options that were vested and exercisable as of the optionee’s termination date may be exercised for twelve months following the optionee’s termination date but in no event after the expiration date. The compensation committee has the authority to extend the period of time for which an award is to remain exercisable following an optionee’s termination (taking into account limitations and consequences under the Code) but not beyond the expiration of the term of the award.

Terms and Conditions of Stock Awards.

Restricted Stock Awards. The 2008 Equity Plan authorizes the compensation committee to grant restricted stock awards. A restricted stock award is an award entitling the recipient to receive shares of our common stock or to receive the economic equivalent of shares of our common stock subject to such restrictions and conditions as the compensation committee may determine, at a purchase price and for such consideration as the compensation committee may determine. Such restricted stock awards may, at the discretion of the compensation committee, be based on continuing employment (or other business relationship) with the Company and its subsidiaries or the achievement of pre-established performance goals and objectives.

Performance Shares. The 2008 Equity Plan also authorizes the compensation committee to grant performance shares, entitling the recipient to receive a prescribed number of shares of the Company’s common stock, upon the achievement of performance goals and objectives as determined by the compensation committee based upon criteria set forth in the 2008 Equity Plan. The 2008 Equity Plan is designed to permit the Company to provide compensation in shares of stock that qualifies as performance-based compensation under Section 162(m) of the Code. Each performance share will have an initial value equal to the fair market value of the underlying shares of common stock on the grant date.

The performance criteria set forth in the 2008 Equity Plan that may be used by the compensation committee in establishing the performance goals and objectives for vesting of performance shares and other types of awards are net earnings (either before or after interest, taxes, depreciation and amortization, and other non-cash or nonrecurring items), net losses, sales or revenue, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of our common stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Nontransferability. Generally, stock options and stock appreciation rights granted under the 2008 Equity Plan are not transferable other than by will or the laws of descent and distribution or to a designated beneficiary upon the awardee’s death. The compensation committee may in its discretion make a stock option or stock appreciation right transferable (other than for value) to an awardee’s family member or any other person or entity as it deems appropriate.

Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale. If any change of common stock occurs (through a recapitalization, stock dividend, stock split, reorganization, merger or similar change affecting our common stock), the Company will make appropriate adjustments in the number and kind of shares covered by each outstanding option or other award granted under the 2008 Equity Plan, the maximum number of shares reserved for issuance under the 2008 Equity Plan, the number of equity awards that can be granted to any one individual participant in a single calendar year, and the exercise price per share in respect of each outstanding option or other award in order to prevent dilution or enlargement of benefits thereunder.

In the event of a corporate transaction (such as dissolution or liquidation, merger with and into another entity, or sale of all or substantially all of our assets), the compensation committee, in its discretion, may provide for the assumption or substitution of each outstanding award, may accelerate the exercise date of options, may terminate any restrictions or performance conditions on stock awards, and may cancel awards that have not been exercised or are not vested, including for a cash payment to the optionee. Additionally, the compensation committee may accelerate the vesting and exercisability of all or any portion of an option upon the happening of such events.

Section 162(m) Limitations. Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid in a year to the Company’s chief executive officer or any of the three other most highly compensated officers, not including the chief financial officer. Stock options and other stock awards may qualify as performance-based compensation if the Company satisfies certain requirements in connection with the plan under which the awards are granted. Among other requirements, the plan must be stockholder-approved and must contain a limit on the number of shares that may be granted to any one individual under the plan during a specified period. Accordingly, the 2008 Equity Plan provides that no awardee may be granted equity awards covering more than 1,500,000 shares in any calendar year.

Additional requirements apply to certain forms of compensation, such as stock awards other than stock options and stock appreciation rights, in order for them to qualify as performance-based compensation, including a requirement that payment of the value of the awards be contingent upon achievement of performance goals that are established in a manner specified under Section 162(m) of the Code.

Although the Company sought stockholder approval of the 2008 Equity Plan in a manner that will allow awards granted thereunder to qualify as performance-based compensation under Section 162(m), it does not guarantee that awards granted hereunder will so qualify and the Company from time to time may choose to grant awards that cannot so qualify. To continue to comply with Section 162(m), the Company will be required to seek stockholder approval of the qualifying performance criteria again in 2013.

Amendment and Termination of the 2008 Equity Plan. The 2008 Equity Plan does not have an expiration date. The Company’s board of directors may, at any time, amend or discontinue the 2008 Equity Plan, and the compensation committee may amend or cancel any option for any lawful purpose, but no action can adversely affect rights under any outstanding option without the optionee’s consent. Except for adjustments upon changes in capitalization, stock split or dividend, merger or similar event, the 2008 Equity Plan prohibits the Company from decreasing the exercise price or purchase price of any outstanding award (including by means of cancellation or re-grant) without stockholder approval. Without further stockholder approval, no incentive stock option may be granted after July 15, 2018.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards for the fiscal year ended December 31, 2008 to the Named Executives.

Outstanding Equity Awards at 2008 Fiscal Year End

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares of Stock That Have Not Vested (#)(g)		Market Value of Shares of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)
Alfred J. Amoroso	500,000	—		—	$22.95	7/5/10	460,000	(9)	$5,819,000	—	—
President and Chief Executive Officer	109,375	15,625	(1)	—	$20.90	3/1/11
	—	575,000	(2)	—	$13.53	6/1/13
	—	80,000	(3)	—	$15.52	9/1/15

James Budge	97,229	—		—	$18.57	9/6/10	75,000	(10)	$948,750	—	—
Chief Financial Officer	20,316	4,688	(4)	—	$20.90	3/1/11
	—	200,000	(5)	—	$13.53	6/1/13

Thomas Carson,	—	170,000	(6)	—	$13.53	6/1/13	—		—	—	—
Executive Vice President, Worldwide Sales and Services

Stephen Yu,	76,166	20,834	(7)	—	$22.76	5/1/11	21,750	(11)	$275,138	—	—
Executive Vice President & General Counsel	5,312	2,188	(8)	—	$20.56	7/28/11
	—	170,000	(6)	—	$13.53	6/1/13

During 2008, the Named Executives (other than Mr. Carson) received option grants under the 2000 Equity Incentive Plan and Mr. Carson received option grants under the 2007 Long-Term Incentive Plan. All such option grants were at exercise prices equal to the fair market value of our common stock on the grant dates. Except for the September 1, 2008 grant to Mr. Amoroso, these options vest over a three-year period after grant, subject to the Named Executive’s continued employment with the Company. All options granted to the Named Executives in 2008 expire five years from the grant date, unless the participant’s employment with the Company terminates before the end of such five-year period. With respect to the September 1, 2008 grant to Mr. Amoroso, those options vest over a four-year period after grant, subject to Mr. Amoroso’s continued employment with the Company, and expire seven years from the grant date, unless Mr. Amoroso’s employment with the Company terminates before the end of such seven-year period. Mr. Amoroso also received restricted stock grants in 2008, which vest over a four-year period after the grant date subject to his continued employment with the Company.

Market value of shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing market price of our common stock at December 31, 2008, which was $12.65.

(1)	Of the shares underlying unvested options, approximately 5,209 will vest on the 1st of each month through March 1, 2009.

(2)
Of the shares underlying unvested options, 95,836 will vest on June 1, 2009, approximately 15,972 will vest on the 1st of each month commencing on July 1, 2009 through June 1, 2010 and approximately 23,958 will vest on the 1st of each month thereafter through June 1, 2011.

(3)	Of the shares underlying unvested options, 20,000 will vest on September 1, 2009 and approximately 1,667 will vest on the 1st of each month thereafter through September 1, 2011.

(4)	Of the shares underlying unvested options, approximately 1,562 options will vest on the 1st of each month through March 1, 2009.

(5)
Of the shares underlying unvested options, 33,335 will vest on June 1, 2009, approximately 5,555 will vest on the 1st of each month commencing on July 1, 2009 through June 1, 2010 and approximately 8,333 will vest on the 1st of each month thereafter through June 1, 2011.

(6)
Of the shares underlying unvested options, 28,334 will vest on June 1, 2009, approximately 4,722 will vest on the 1st of each month commencing on July 1, 2009 through June 1, 2010 and approximately 7,803 will vest on the 1st of each month thereafter through June 1, 2011.

(7)	Of the shares underlying unvested options, approximately 4,166 will vest on the 1st of each month through May 1, 2009.

(8)	Of the shares underlying unvested options, approximately 312 will vest on the 28th of each month through July 28, 2009.

(9)	These shares vest as follows: 2009 – 146,250 shares; 2010 – 146,250 shares; 2011 – 115,000 shares; and 2012 – 52,500 shares.

(10)	These shares vest as follows: 2009 – 28,125 shares; 2010 – 28,125 shares and 2011 – 18,750 shares.

(11)	These shares vest as follows: 2009 – 7,875 shares; 2010 – 7,875 shares and 2011 – 6,000 shares.

Option Exercises and Stock Vested

    The following table sets forth certain information with respect to option exercises and stock awards acquired on vesting during the fiscal year ended December 31, 2008 to the Named Executives.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise (1) ($)(c)	Number of Shares Acquired on Vesting (2)(#)(d)	Value Realized on Vesting (3) ($)(e)
Alfred J. Amoroso President and Chief Executive Officer	—	—	93,750	$1,447,719
James Budge Chief Financial Officer	—	—	28,125	$434,316
Thomas Carson, Executive Vice President, Worldwide Sales and Services	—	—	—	—
Stephen Yu, Executive Vice President & General Counsel	—	—	7,875	$121,668

(1)	Calculated based upon the closing market price of our common stock on the date of exercise less the exercise price of such shares.

(2)	Represents the vesting of restricted stock.

(3)
The value realized is calculated by multiplying the number of shares of restricted stock vested by the closing market price of our common stock on the vesting date, less the par value of the stock issued.

Potential Payments upon Termination or Change of Control

    We entered into executive severance and arbitration agreements with: Mr. Budge in September 2005 and Mr. Yu in May 2006, each in connection with his employment with Macrovision. We amended the agreements of Mr. Budge and Mr. Yu in August 2007 to reflect new tax regulations. Under the agreements, in the event of a change in control of Macrovision, each of these executives is entitled to receive minimum severance payments in the form of twelve months of salary continuation calculated on base salary (excluding bonus) upon termination of employment for any reason other than cause. In addition, upon such event all unvested stock awards held by these executives shall become immediately vested. The only severance payments payable to these executives are those that require (1) a “change in control” of Macrovision and (2) the executive’s termination of employment by the Company without cause or by the executive with “good reason.” The executives are also entitled to receive all welfare benefits we have provided to them immediately prior to a “change in control” during the period we are obligated to make their severance payments, or if sooner, until the executive is entitled to welfare benefits from any entity employing the executive after the executive’s employment with the Company terminates. The executive’s right to receive benefits under these agreements, including the executive’s right to exercise any options that have accelerated under these agreements, will cease if the executive accepts employment with one of our competitors. In addition, the executive agrees not to solicit, for one year following termination any employee of ours to work for another business.

We entered into an executive severance and arbitration agreement with Mr. Amoroso in July 2005 in connection with his employment with Macrovision. We amended the agreement with Mr. Amoroso in August 2007 to reflect new tax regulations. Under the agreement, in the event the Company terminates Mr. Amoroso’s employment for any reason other than cause or he terminates his employment with “good reason” during the period beginning four months prior to a change in control of the Company and ending twelve months following the change in control, Mr. Amoroso is entitled to receive minimum severance payments in the form of twelve months of salary continuation calculated on base salary (excluding bonus) in effect four months before the change of control or at the time of termination of employment, whichever is greater. In such event, all of Mr. Amoroso’s unvested stock awards will immediately vest, and Mr. Amoroso would be entitled to an additional tax “gross-up” payment if the payment of severance, accelerated vesting and continuation of benefits result in him incurring an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. In the event that Mr. Amoroso’s employment is terminated by the Company without cause or Mr. Amoroso voluntarily terminates his employment with good reason, but not within the period surrounding a change in control of the Company specified above, Mr. Amoroso is entitled to receive a lump sum severance payment equal to 12 months of regular base salary in effect at the time of the termination of his employment, and the vesting of stock awards held by Mr. Amoroso accelerate such that the number of stock options that would have vested and become exercisable within 12 months following the termination date become vested and exercisable as of the termination date and the number of shares of restricted stock that would have vested within 12 months following the termination date become vested as of the termination date. In either situation, Mr. Amoroso is also entitled to receive all welfare benefits we have provided to him immediately prior to his termination during the period we are obligated to make his severance payments, or if sooner, until he is entitled to welfare benefits from any entity employing him after his termination by the Company. In addition, he has agreed not to solicit, for one year following termination, any employee of ours to work for another business.

Mr. Amoroso is not entitled to any payments from the Company in the event his employment by the Company terminates as a result of his voluntary termination, other than for “good reason” or his involuntary termination by the Company for “cause.” In the event that the Company had terminated Mr. Amoroso’s employment without “cause” or he had voluntarily terminated with “good reason” on December 31, 2008, in each case not occurring in connection with a “change in control” of the Company, Mr. Amoroso would be entitled to a lump sum severance payment of $550,000, accelerated vesting of stock options having no value, accelerated vesting of restricted stock having a value of $1,849,916, and healthcare benefit continuation having a value of $28,444, for a total value of $2,428,360. In the event that the Company had terminated Mr. Amoroso’s employment without “cause” or he had voluntarily terminated with “good reason” on December 31, 2008, and this was within four months prior or 12 months following a “change in control” of the Company, then Mr. Amoroso would be entitled to a lump sum severance payment of $550,000, accelerated vesting of stock options having no value, accelerated vesting of restricted stock having a value of $5,818,540, healthcare benefit continuation having a value of $28,444, for a total value of $6,396,984.

Mr. Carson is not entitled to any payments from the Company in the event his employment by the Company terminates as a result of his voluntary resignation, other than for “good reason” or his involuntary termination by the Company for “cause.” In the event that the Company had terminated Mr. Carson’s employment without “cause” or he had voluntarily terminated with “good reason” on December 31, 2008, Mr. Carson would have been placed on contract payout status under which he may elect either to (i) remain employed by the Company and continue to receive compensation until the earlier to occur of March 15, 2010 (the expiration of the term of his employment agreement) and the date on which he obtains alternate employment (with a duty to actively seek alternate employment), or (ii) receive a negotiated lump-sum payment.

None of our Named Executives other than Mr. Amoroso and Mr. Carson is entitled to any payments from the Company in the event his or her employment by the Company terminates as a result of death or disability, or as the result of the voluntary or involuntary termination of his or her employment not in connection with a “change in control” of the Company.

In the event that the Company had terminated the employment of Messrs. Budge or Yu without “cause” or he had voluntarily terminated with “good reason” on December 31, 2008, and this was within four months prior or 12 months following a “change in control” of the Company, then such Named Executives would be entitled to the following payments: Mr. Budge would be entitled to a lump sum severance payment of $350,000, accelerated vesting of stock options having no value, accelerated vesting of restricted stock having a value of $948,675, and healthcare benefit continuation having a value of $45,401, for a total value of $1,344,076. Mr. Yu would be entitled to a lump sum severance payment of $300,000, accelerated vesting of stock options having no value, accelerated vesting of restricted stock having a value of $275,116, and healthcare benefit continuation having a value of $45,401, for a total value of $620,517.

DIRECTOR COMPENSATION

Non-Employee Director Compensation for Fiscal 2008

Cash Compensation. Each of the Company’s non-employee directors, except for the chairman of the board, received an annual cash retainer of $35,000, and the chairman of the board received an annual cash retainer of $55,000. In addition, each of the Company’s non-employee directors received a one-time “Startup Year Fixed Meeting Fee Retainer” in the amount of $15,000 per director, which is intended to be a retainer for services rendered for the period running from May 2, 2008 through May 2, 2009.

Additionally, each director serving on the committees of the Company’s board of directors also received annual cash retainers in the following amounts: the chairs of the audit and compensation committee each received $20,000; the other members of each of the audit and compensation committees each received $10,000; the chair of the corporate governance and nominating committee received $10,000; and the other members of the corporate governance and nominating committee each received $5,000.

Each of above-mentioned cash retainers is paid in four equal quarterly installments on the first day of January, April, July and October to those directors who are serving on the board of directors on such payment dates. Non-employee directors are also reimbursed for customary and usual travel expenses incurred attending Company meetings.

Options. In addition to the compensation set forth above, each non-employee director received options granted under the 2008 Equity Plan. Under the 2008 Equity Plan, each director received an automatic initial option grant to purchase 60,000 shares of common stock on the date on which such person first becomes a non-employee director. The initial option grants to the Company’s current non-employee directors were granted on July 15, 2008. The initial option grants vest monthly over a three-year period. Employee directors who terminate employment and continue as non-employee directors are not eligible to receive this initial grant. On the date of the Company’s annual stockholders’ meeting each year beginning with the meeting to be held in 2009, each non-employee director, if he or she continues serving as a member of the Company’s board of directors, would receive an automatic annual option grant to purchase 30,000 shares of common stock. These annual option grants vest monthly over a one-year period.

The table below summarizes the compensation paid by the Company to our directors, other than Mr. Amoroso, for the fiscal year ended December 31, 2008.

Name (a)	Fees earned or paid in cash ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)	Non- Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)(h)
Alan L. Earhart	$52,500*	—	$53,573	—	—	$5,457	$111,530

Andrew K. Ludwick	$67,500	—	$216,952	—	—	$6,296	$290,748

Robert J. Majteles	$67,000	—	$234,401	—	—	—	$301,401

James E. Meyer	$45,000*	—	$53,573	—	—	$2,448	$101,021

James P. O’Shaughnessy	$52,500*	—	$53,573	—	—	$14,257	$120,330

Ruthann Quindlen	$52,500*	—	$53,573	—	—	$20,488	$126,561
______________
*	Amounts reflect payments made since May 2, 2008, the date on which such person became a member of the Macrovision Solutions Corporation Board of Directors.

Amounts disclosed under “Fees earned or paid in cash” for Mr. Ludwick and Mr. Majteles include fees paid for serving on the board of directors of Macrovision Corporation prior to May 2, 2008 in the following amounts: Mr. Ludwick—$7,500 (quarterly retainer fee) and Mr. Majteles—$10,250 (quarterly retainer fee plus per meeting fees for committees of the board). Amounts disclosed under “All Other Compensation” consist of (i) expense reimbursement for attending meetings of the board of directors and its committees and (ii) the taxable value of attending the Company’s President Club meeting in the following amounts: Mr. Earhart—$5,457; Mr. Ludwick—$6,296; Mr. O’Shaughnessy—$4,797; and Ms. Quindlen—$19,578.

Amounts disclosed under “Option Awards” are computed in accordance with FAS 123(R). Each of Messrs. Earhart, Ludwick, Majteles, Meyer and O’Shaughnessy and Ms. Quindlen was granted options to purchase 60,000 shares on July 15, 2008 at an exercise price of $14.29 per share. In addition, Mr. Majteles was granted options to purchase 15,000 shares on February 9, 2008 at an exercise price of $16.50 per share pursuant to Macrovision Corporation’s director compensation in effect prior to the acquisition of Gemstar. During 2008, none of the directors exercised any options.

As of December 31, 2008, the following directors held the following aggregate number of options outstanding: Mr. Earhart – 60,000 shares, of which 8,333 shares are exercisable; Mr. Ludwick—115,000 shares, of which 55,555 shares are exercisable; Mr. Majteles—135,000 shares, of which 77,499 shares are exercisable; Mr. Meyer—60,000 shares, of which 8,333 shares are exercisable; Mr. O’Shaughnessy—60,000 shares, of which 8,333 shares are exercisable; and Ms. Quindlen—60,000 shares, of which 8,333 shares are exercisable.

Employee Director Compensation for Fiscal 2008

    Mr. Amoroso is an employee, and, accordingly, receives a salary as disclosed in the “Summary Compensation Table.”

Non-Employee Director Compensation for Fiscal 2009
    On May 13, 2009, the Company’s board of directors approved certain changes to compensation for non-employee directors.  Effective as of July 1, 2009, the compensation for non-employee directors shall be as follows:

Cash Compensation. Each of the Company’s non-employee directors, except for the chairman of the board, will receive an annual cash retainer of $35,000, and the chairman of the board received an annual cash retainer of $55,000.  Additionally, each director serving on the committees of the Company’s board of directors will receive annual cash retainers in the following amounts: the chair of the audit committee will receive $35,000; the other members of the audit committee each will receive $20,000; the chair of the compensation committee will receive $25,000; the other members of the compensation committee each will receive $15,000; the chair of the corporate governance and nominating committee will receive $15,000; and the other members of the corporate governance and nominating committee each will receive $5,000.

Each of above-mentioned cash retainers is paid in four equal quarterly installments on the first day of July, October, January and April to those directors who are serving on the board of directors on such payment dates. Non-employee directors are also reimbursed for customary and usual travel expenses incurred attending Company meetings.

Options. In addition to the compensation set forth above, each non-employee director will receive options under the 2008 Equity Plan. Under the 2008 Equity Plan, each director will receive an automatic initial option grant to purchase 60,000 shares of common stock on the date on which such person first becomes a non-employee director.  The initial option grants vest monthly over a three-year period. Employee directors who terminate employment and continue as non-employee directors are not eligible to receive this initial grant.  On the date of the Company’s annual stockholders’ meeting each year (beginning with the meeting to be held on July 15, 2009), each non-employee director, if he or she continues serving as a member of the Company’s board of directors, will receive an automatic annual option grant to purchase 45,000 shares of common stock. These annual option grants vest monthly over a one-year period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From January 1, 2008 to the date of this report, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved exceeded $120,000 to which we or any of our subsidiaries were or are to be a party and in which any executive officer, director, nominee for director, 5% beneficial owner of our common stock or member of their immediate family had or will have a direct or indirect material interest, except as described above under “Executive Compensation.” There are no business relationships between us and any entity of which a director of the Company is an executive officer or of which a director of the Company owns an equity interest in excess of 10%, involving indebtedness in excess of 5% of our total consolidated assets for 2008 or involving payments for property or services in excess of 5% of our (or the other entity’s) consolidated gross revenues for 2008.

Procedures for Approval of Related Party Transactions

We have a number of policies, procedures and practices that relate to the identification, review and approval of related party transactions. In accordance with our Corporate Governance Guidelines, our Board reviews the relationships that each director has with the Company and shall endeavor to have a majority of directors that are “independent directors” as defined by the SEC and NASDAQ rules. As part of the review process, the Company distributes and collects questionnaires that solicit information about any direct or indirect transactions with the Company from each of our directors and officers and legal counsel reviews the responses to these questionnaires and reports the any related party transactions to the audit committee. We may enter into arrangements in the ordinary course of our business that involve the Company receiving or providing goods or services on a non-exclusive basis and at arms-length negotiated rates or in accordance with regulated price schedules with corporations and other organization in which a Company director, executive officer or nominee for director may also be a director, trustee or investor, or have some other direct or indirect relationship.

Our Code of Personal and Business Conduct and Ethics requires all directors, officers and employees to avoid any situation that involves an actual or apparent conflict of interest in personal and professional relationships or with their duty to, or with any interest of, the Company. Depending on the nature of the potential conflict, such related party transactions involving an employee require approval by our Ethics Compliance Officer, Chief Financial Officer or Chief Executive Officer. If such transaction is determined to be material to the Company by our Ethics Compliance Officer, Chief Financial Officer or Chief Executive Officer, our audit committee must review and approve in writing in advance such related party transactions. All related party transactions involving the Company’s directors or executive officers or members of their immediate families must be reviewed and approved in writing in advance by the audit committee.

LEGAL PROCEEDINGS

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or and of its subsidiaries.

ADDITIONAL INFORMATION

Annual Report. Our 2008 annual report on Form 10-K is available at www.proxyvote.com. We have filed our annual report on Form 10-K for the year ended December 31, 2008 with the SEC. It is available at the SEC’s website at www.sec.gov and on our website at www.macrovision.com.  If you would like a copy of these materials, we will send them to you without charge upon written request to our Corporate Secretary at 2830 De La Cruz Boulevard, Santa Clara, California 95050.

Stockholder Proposals for the 2010 Annual Meeting. If you want us to consider including a proposal in our proxy statement for our 2010 annual meeting of stockholders, you may do so by following the procedures prescribed in the Exchange Act.  To be eligible for inclusion in our proxy statement and proxy materials, you must deliver a copy of your proposal to our Corporate Secretary at 2830 De La Cruz Boulevard, Santa Clara, California 95050 no

later than January 19, 2010.  In addition, if a stockholder proposal is not submitted to us before March 19, 2010, then the proxy to be solicited by the board of directors for the 2010 annual meeting of stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2010 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.  If we do not receive your proposal within the specified time frame, you will not be permitted to raise your proposal at the annual meeting.

Proxy Solicitation Costs. We will bear the cost of solicitation of proxies from our stockholders and the cost of printing and mailing this document. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders on our behalf by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation.  We may also reimburse brokerage firms, fiduciaries and other persons representing beneficial owners of shares for their reasonable out-of-pocket expenses incurred in connection with forwarding voting information to the beneficial owners.

Electronic Distribution of Proxy Materials.  We are pleased to offer to our stockholders the benefits and convenience of electronic delivery of annual meeting materials, including email delivery of future proxy statements, annual reports and related materials and on-line stockholder voting.  In addition to sending Notices of Availability rather than full sets of paper proxy materials, we have adopted another practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials receive only one copy of our Notice of Availability or other proxy materials at that address, unless one or more of those stockholders has notified us that they wish to receive individual copies. If you would like to receive a printed copy of this year’s Notice of Availability or proxy materials, please call 1-800-542-1061 or write to us at: Macrovision Solutions Corporation, 51 Mercedes Way, Edgewood, NY 11717, Attn: Response Center.  If you share an address with another Macrovision Solutions Corporation stockholder and would like to start or stop householding for your account, you can call 1-800-542-1061 or write to Householding Department, 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record, if any, and your account number(s). If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, the Company will send you separate copies of documents mailed at least 30 days after receipt of your revocation.

If you would like to view future proxy statements and annual reports over the Internet instead of receiving paper copies, you can elect to do so by voting at www.proxyvote.com or by visiting www.investordelivery.com.  Your election to view these documents over the Internet will remain in effect until you revoke it. If you choose to view future proxy statements and annual reports over the Internet, next year you will receive an e-mail with instructions on how to view those materials and vote.  Please be aware that, if you choose to access those materials over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.  We encourage you to help us reduce printing and mailing costs by signing up to receive future proxy mailings by email and allowing us to household annual meeting materials.

OTHER BUSINESS

The board of directors does not presently intend to bring any other business before the meeting and, to the knowledge of the board, no matters are to be acted upon at the meeting other than the matters described in this proxy statement. However, if any other business should properly come before the meeting, the proxy holders named on the enclosed proxy card will vote the shares for which they hold proxies in their discretion.

By Order of the Board of Directors

Dated:  May 29, 2009                                                            Alfred J. Amoroso, President & CEO
Santa Clara, California